UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

JOHN BEAN TECHNOLOGIES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 31, 2023

Dear Stockholder:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders of John Bean Technologies Corporation.

2nd Floor Conference Center, Chicago, Illinois	For Re-Election Of Each Of The Nominees For Director, For Non-Binding Resolution Regarding Named Executive Officer Compensation For Ratification Of The Appointment Of Our Auditor
When: Friday, May 12, 2023 Time: 9:30 a.m. Central Time Where: Virtual Only Meeting Who: Stockholders as of March 17, 2023	Voting Recommendations:
	√	For Re-Election of each of the Nominees for Director: Barbara L. Brasier, Brian A. Deck and Polly B. Kawalek
	√	For Amendment and Restatement of our Certificate of Incorporation to Declassify our Board of Directors
	√	For Non-Binding Resolution Regarding Named Executive Officer Compensation
	√	For Annual Frequency of Non-Binding Resolution Regarding Named Executive Officer Compensation
	√	For Ratification of the Appointment of our Auditor

Please refer to the accompanying Proxy Statement for additional information about the matters to be considered at the meeting.

The Proxy Statement includes a description of our executive compensation program, which is designed to provide competitive, performance-based compensation that places a significant portion of our named executive officers’ compensation at risk. Our named executive officers’ at-risk compensation depends on our achievement of pre-approved performance measures designed to ensure we provide long-term value to our stockholders. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, our Proxy Statement requests an advisory vote from stockholders on our named executive officers’ compensation, which we request annually in accordance with our previous advisory vote of our stockholders and the direction of our Board of Directors, as well as an advisory vote from stockholders on the frequency of our advisory vote on our named executive officers’ compensation.

We are hosting the Annual Meeting of Stockholders as a virtual meeting in 2023. You can attend the virtual annual meeting at the meeting time at www.virtualshareholdermeeting.com/JBT2023. During this virtual meeting, you may ask questions and will be able to vote your shares electronically. If you plan to attend the Annual Meeting of Stockholders online, you will need the 16-digit control number found on your proxy card, notice of internet availability of proxy materials or the instructions that accompany your proxy materials.

Your vote is important. To be sure that your vote counts and to assure a quorum, please submit your vote promptly whether or not you plan to attend the virtual annual meeting. You can revoke a proxy prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

Sincerely, Alan D. Feldman Chairman of the Board

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 12, 2023

Time: 9:30 a.m., Central Time

Location: Via a live webcast at www.virtualshareholdermeeting.com/JBT2023

Items of Business

1. Re-elect three directors, Barbara L. Brasier, Brian A. Deck and Polly B. Kawalek, each for a term of three years;

2. Amend and restate our Certificate of Incorporation to declassify our Board of Directors;

3. Approve on an advisory basis a non-binding resolution regarding the compensation of our named executive officers as described in the Proxy Statement for the 2023 Annual Meeting;

4. Vote on an advisory basis on a non-binding resolution regarding the frequency of future non-binding resolutions regarding the compensation of our named executive officers;

5. Ratify the appointment of PricewaterhouseCoopers LLC as our independent registered public accounting firm for 2023; and

6. Vote on any other business properly brought before the meeting or any postponement or adjournment thereof.

How to Vote

Internet Visit the website noted on your proxy card to vote online.	Phone Use the toll-free telephone number noted on your proxy card to vote by telephone.	Mail Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	During the Meeting Cast your vote on the meeitng website during the Annual Meeting.

If you plan to attend the Annual Meeting of Stockholders online, you will need the 16-digit control number found on your proxy card, notice of internet availability of proxy materials or the instructions that accompany your proxy materials. The Annual Meeting of Stockholders will begin promptly at 9:30 a.m. Central Time. Online check-in will begin at 9:00 a.m. Central Time, and you should allow ample time for the online check-in procedures.

Stockholders may help us reduce printing and mailing costs and conserve resources by opting to receive future proxy materials by e-mail. Information about how to do this is included in the accompanying Proxy Statement.

By Order of the Board of Directors

James L. Marvin
Executive Vice President, General Counsel

2023 PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this Proxy Statement. Please read this entire Proxy Statement carefully before voting your shares. On March 31, 2023, we began to mail to our stockholders of record, as of the close of business on March 17, 2023, either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these proxy materials. This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2022 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2022.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal 1 Election of three Directors	Board Recommendation FOR all nominees	√	See Pages 1- 20

Barbara L. Brasier	Brian A. Deck	Polly B. Kawalek

Retired Senior Vice-President and Chief Financial Officer of Herc Holdings, Inc. and former Senior Vice President, Tax and Treasury of Mondelez International, Inc. Ms. Brasier brings to our Board her experience as a senior executive officer in finance spanning a career of over 35 years in various industries including paper and packaging, industrial equipment and food production. She also has broad global operating, finance and M&A experience.

Current President and Chief Executive Officer of JBT. During his nine years at the Company, Mr. Deck has led our diversified businesses through two growth strategies, capital deployment via multiple acquisitions, a digital transformation strategy, capital structure changes, execution of our margin expansion program and restructuring actions. He served as Chief Financial Officer of National Material L.P. and worked for Ryerson Inc., General Electric Capital, Bank One (now JPMorgan Chase & Co.) and Cole Taylor Bank.

Retired President of PepsiCo’s Quaker Foods Division after serving for 25 years in various capacities with Quaker Oats, Inc., which became a business unit of PepsiCo in 2001, serving as President of Quaker Oats’ U.S. Foods division from 2001 to 2004 and as President of its Hot Breakfast division from 1997 to 2000. Her experience with research and development, product innovation and marketing brings to our Board key perspectives for strategic planning.

2023 Proxy Statement	i

Proposal 2 Amend and Restate our Certificate of Incorporation to Declassify our Board of Directors	Board Recommendation FOR	√	See Pages 21-22
Proposal 3 Advisory Vote on Named Executive Officer Compensation	Board Recommendation FOR	√	See Pages 23-24
Proposal 4 Advisory Vote on Frequency of Solicitation of Advisory Votes on Named Executive Officer Compensation	Board Recommendation FOR 1 Year	√	See Page 65
Proposal 5 Ratification of Appointment of Independent Registered Public Accounting Firm for 2023	Board Recommendation FOR	√	See Pages 66-67

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ii	2023 Proxy Statement

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Governance and Sustainability Committee
Barbara L. Brasier	64	2019	Yes
Brian A. Deck	54	2020	No
Polly B. Kawalek	68	2008	Yes

   Committee Chair

JBT YEAR IN REVIEW

In 2022, we introduced our Elevate 2.0 strategy. The Elevate 2.0 strategy is based on four primary pillars: organic growth, digital transformation, margin enhancement, and acquisitions. Additionally, as part of the Elevate 2.0 strategy, we announced our intention to become a pure play food and beverage solutions provider.

Organic Growth: JBT’s broad application knowledge, engineering expertise, and global sales and service allows us to work alongside our customers to develop critical products and solutions across a diverse set of food and beverage end markets. We operate in commercial markets which we believe over the long term create meaningful opportunities for continued product innovation and research and development in support of our customers’ needs. Additionally, our cross-selling abilities, investment opportunities in developing geographies, and aftermarket capabilities provide meaningful growth opportunities for us globally.

Digital Transformation: We are investing to evolve our iOPS® platform into a new digital solution called OmniBlu™, a customer-centric platform that delivers improved access to parts and service, advanced functionality, and measurable results for customers, while also expanding our recurring revenue from aftermarket parts and services.

Margin Enhancement: We see opportunities to improve our operating margins by 200 basis points or more in the medium term, primarily through supply chain and strategic sourcing initiatives. Key areas of focus include supply base consolidation, make versus buy decisions, value engineering, component standardization and best cost country sourcing.

Acquisitions: We are continuing to focus our strategic acquisition program on companies that add complementary products and technology solutions, which enable us to offer more comprehensive solutions to customers and meet our economic criteria for returns and synergies.

BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and within a business model that requires our employees to conduct business with the highest standards of integrity. The Board has adopted and adheres to corporate governance principles that the Board and senior management believe promote this purpose, are sound and represent best practices.

2023 Proxy Statement	iii

Selected Current Corporate Governance Practices

Number of directors 8	Majority voting in uncontested director elections √ Yes	Director orientation and continuing education programs √ Yes	Annual stockholder approval of executive compensation √ Yes
Number of independent directors 7	Stock ownership and retention guidelines √ Yes	All audit committee members are “audit committee financial experts” √ Yes	Stockholder engagement program √ Yes
Number of female directors 3	Annual stock grant to non-employee directors √ Yes	Code of business ethics and conduct and ethics hotline √ Yes	No poison pill √ Yes
Average tenure of directors 7 years	Regular executive sessions of independent directors √ Yes	Claw-back policy √ Yes	Board succession planning and skills matrix √ Yes
Percentage of female directors chairing committees 100%	Independent compensation consultant √ Yes	Number of ethnically/racially diverse directors 1	Separation of Chairman and CEO roles √ Yes

JBT OVERVIEW

JBT Corporation is a leading global technology solutions provider to high-value segments of the food, beverage and aviation support industries. Through our FoodTech segment, our mission is to make better use of the world’s precious resources by providing solutions that substantially enhance our customers’ success, and in doing so design, produce and service sophisticated and critical products and systems for food and beverage companies that improve yields and boost efficiency. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 7,200 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries.

At FoodTech, our domain expertise in food and beverage processing applications and food safety make JBT a partner of choice for global food and beverage producers. Our diverse and broad product offerings serve the resilient food and beverage end markets with a growing presence in adjacent pharmaceuticals and nutraceuticals end markets. Additionally, FoodTech’s global sales and service network provides critical support and builds strong customers relationships, which drives recurring revenue for JBT. FoodTech’s products and services are benefitting from macro trends in the food and beverage processing industry including increased automation, adoption of digital tools and connectivity, sustainability, need for increased yield and throughput, and changing consumer preferences.

At AeroTech, we provide mission-critical equipment and services serving the airport infrastructure and air transportation market. AeroTech’s key products include mobile ground support equipment, fixed gate and ramp equipment, and baggage handling and facility maintenance services. AeroTech is experiencing a strong recovery in the markets it serves driven by commercial airline demand and increased infrastructure spending.

iv	2023 Proxy Statement

2020 - 2022 FINANCIAL PERFORMANCE HIGHLIGHTS

(dollars in millions except per share data)	2022	2021	2020
Total revenue	$2,166.0	$1,863.3	$1,727.8
Operating income	$168.4	$160.1	$163.1
Net income	$130.7	$118.4	$108.8
Diluted earnings per share from continuing operations	$4.07	$3.69	$3.39
Total assets	$2,584.10	$2,141.4	$1,805.9
Long-term debt, less current portion	$977.3	$674.4	$522.5

2023 Proxy Statement	v

EXECUTIVE COMPENSATION HIGHLIGHTS

Pay-for-Performance Alignment for Named Executive Officers

Strong emphasis on results: 75% of annual target cash incentive opportunity and 60% of the value of long-term equity incentives are tied to key performance metrics.

Balance division performance targets and full company performance targets:

Named executive officers with division management roles have performance targets for annual cash incentive awards that are weighted 70% – 85% on business/division performance and 15% – 30% on overall company performance in order to appropriately balance objectives established for the divisions while providing meaningful incentives for contributions to the success of overall company performance.

Financial targets require continued performance improvements:

Targets for annual cash incentive plan require continued significant year-over-year growth in earnings before interest, taxes, depreciation and amortization (“EBITDA”), improvement in EBITDA margin, and achievement of free cash flow conversion (“FCF”) performance. The long-term incentive performance awards include three-year earnings per share (“EPS”) targets while sustaining a high level of return on invested capital (“ROIC”).

Competitive Pay Opportunities

We provide competitive pay opportunities consistent with target benchmark levels, with appropriate differences based on individual experience, impact and performance. Total target compensation is also generally consistent with target benchmark levels.

The charts below demonstrate our alignment with our Pay-for-Performance philosophy.

vi	2023 Proxy Statement

Executive Compensation Best Practices

Our executive compensation program and practices are consistent with the following industry standard best practices:

√	Annual “say on pay” stockholder vote
√	Addition of ESG metrics as part of our annual incentive program design (new for 2023)
√	Ongoing engagement with stockholders on executive compensation programs and alignment with stockholder interests
√	Competitive compensation opportunities against an appropriate compensation committee-approved peer group
√	Non-guaranteed performance-based annual cash incentives
√	Challenging performance targets under our annual cash incentive plan and long-term equity compensation plan
√	Significant emphasis on performance-based incentive compensation
√	Multi-year vesting periods for stock awards
√	“Double trigger” change-in-control provisions in executive agreements
√	No tax gross-ups in any executive agreement
√	Maximum caps on annual cash incentive and performance share payouts
√	No dividends paid on performance-based restricted stock until performance goals and vesting requirements are met
√	Stock ownership guidelines for directors and executive officers
√	Prohibitions on short sales, pledging and hedging transactions
√	Right to claw-back incentive compensation in the event of misconduct prejudicial to the Company or financial restatements

2023 Proxy Statement	vii

viii	2022 Proxy Statement

2023 Proxy Statement	ix

Proposal 1 – Board of Director Nominees

Election of Directors	FOR each director nominee
Proposal Election of Directors	Board Recommendation The Board of Directors recommends that you vote FOR each director nominee	√

PROPOSAL SUMMARY

The re-election of three Directors.

The Board of Directors currently consists of eight members. We currently have three classes of directors, each class being of approximate equal size. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the nominees for director at the 2023 Annual Meeting will expire at the 2026 Annual Meeting. At this year’s Annual Meeting, stockholders will be asked to vote on a proposal to initiate a phased-in declassification of the Board. If approved, each Board member will be elected annually beginning at the 2026 Annual Meeting of Stockholders.

The nominees for director this year are Barbara L. Brasier, Brian A. Deck and Polly B. Kawalek. The continuing directors are C. Maury Devine, Alan D. Feldman, Charles L. Harrington, Lawrence V. Jackson and Emmanuel Lagarrigue. Information about the nominees, the continuing directors and the Board of Directors as a whole is contained in the section of this Proxy Statement entitled “Board of Directors.”

The Governance and Sustainability Committee has determined to re-nominate Ms. Brasier, Mr. Deck and Ms. Kawalek as Class III directors at the 2023 Annual Meeting of stockholders.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available:

●	the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;
●	the Board of Directors may decide to leave the vacancy temporarily unfilled; or
●	the size of the Board of Directors may be reduced.

Vote Required

The election of directors will be determined by a majority voting standard. This means that a director nominee will be elected to the Board of Directors only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

2023 Proxy Statement	1

Proposal 1 – Election of Directors

BOARD OF DIRECTORS

Nominees for Directors

(Class III — Term Expiring in 2026)

Barbara L. Brasier

Director Since: 2019 Retired Senior Vice-President and Chief Financial Officer of Herc Holdings, Inc., an equipment rental company Age: 64

Background

●
Senior Vice President and Chief Financial Officer of Herc Holdings, Inc. from 2015 to 2018.
●
Senior Vice President, Tax and Treasury of Mondelez International, Inc. from 2012 to 2015.
●
Ms. Brasier currently serves on two other public company Boards: Molina Healthcare, Inc. (since 2019); and Lancaster Colony Corporation (since 2019).

Qualifications

●
Experience as a senior executive officer in finance spanning a career of over 35 years in various industries including paper and packaging, industrial equipment and food production.
●
Broad global operating, finance and M&A experience.

Committees:

Chair of the Audit Committee

Brian A. Deck

Director Since: 2020 President & Chief Executive Officer of JBT Corporation Age: 54

Background

●
President and Chief Executive Officer since December 2020.
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Interim President and Chief Executive Officer from June 2020 to December 2020.
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Executive Vice President and Chief Financial Officer from 2014 to September 2020.
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Chief Financial Officer of National Material L.P. from 2011 to 2014.
●
Mr. Deck had positions of increasing responsibilities at Ryerson Inc., General Electric Capital, Bank One (now JPMorgan Chase & Co.) and Cole Taylor Bank.

Qualifications

●
Nine years as a Company executive leading our diversified businesses through two growth strategies, capital deployment via multiple acquisitions, a digital transformation strategy, capital structure changes, execution of the Company’s margin expansion program and restructuring actions.
●
MBA with a concentration in finance from DePaul University and a Bachelor’s degree in Economics from the University of Illinois.

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2	2023 Proxy Statement

Proposal 1 – Election of Directors

Polly B. Kawalek

Director Since: 2008 Retired President of PepsiCo’s Quaker Foods Division, an international manufacturer of branded products Age: 68

Background

●
Retired in 2004 after serving for 25 years in various capacities with Quaker Oats, Inc., which in 2001 became a business unit of PepsiCo, serving as President of Quaker Oats’ U.S. Foods division from 2001 until 2004, and from 1997 through 2000 as President of its Hot Breakfast division.
●
Ms. Kawalek served on the Board of Directors of Elkay Manufacturing Company from 2005 to March 2020, Martek Biosciences Corp. from 2005 until February 2011, and Kimball International, Inc. from 1998 until January 2009.

Qualifications

●
25 years of food industry experience from her roles at Quaker Oats, both prior and subsequent to its acquisition by PepsiCo. Ms. Kawalek’s insights into research and development, product innovation and marketing bring our Board key perspectives for strategic planning.

Committees:

Chair of the Compensation Committee

Continuing Directors

Class I — Term Expiring in 2024

C. Maury Devine

2008 70

  Served as President and Managing Director of ExxonMobil Corporation’s Norwegian affiliate, Exxon Mobil Norway, from 1996 to 2000.

  Secretary of Mobil Corporation from 1994 to 1996. From 1990 to 1994, Ms. Devine managed Mobil’s international government relations and from 1988 to 1990, Ms. Devine served as manager, security planning for Mobil.

  From 2000 to 2003, Ms. Devine was a Fellow at Harvard University’s Belfer Center for Science and International Affairs.

  15 years of service in United States government positions at the White House, the American Embassy in Paris, France, and the U.S. Department of Justice.

  Ms. Devine currently serves on the Boards of Directors of Valeo (since 2015) and Conoco Phillips (since 2017).

  Ms. Devine served on the Boards of FMC Technologies, Inc. from 2005 to 2016, and Technip from 2011 to 2017.

  15 years of U.S. government service provides insights into international affairs and knowledge of the Federal government.

  Member of the Council on Foreign Relations, an asset to our businesses that market and sell to the U.S. government and navigate international trade issues.

:

Director Since: 2008 Retired President and Managing Director, ExxonMobil Norway, an oil and gas exploration company Age: 72

Background

●
President and Managing Director of ExxonMobil Corporation’s Norwegian affiliate, Exxon Mobil Norway, from 1996 to 2000.
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Secretary of Mobil Corporation from 1994 to 1996. From 1990 to 1994, Ms. Devine managed Mobil’s international government relations and from 1988 to 1990, Ms. Devine served as manager, security planning for Mobil.
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From 2000 to 2003, Ms. Devine was a Fellow at Harvard University’s Belfer Center for Science and International Affairs.
●
15 years of service in United States government positions at the White House, the American Embassy in Paris, France, and the U.S. Department of Justice.
●
Ms. Devine currently serves on one other public company Board: ConocoPhillips (since 2017).
●
Ms. Devine served on the Board of Directors of FMC Technologies, Inc. from 2005 to 2016, Technip from 2011 to 2017 and Valeo from 2015 to 2022.

Qualifications

●
15 years of U.S. government service provides insights into international affairs and knowledge of the Federal government.
●
Member of the Council on Foreign Relations, an asset to our businesses that market and sell to the U.S. government and navigate international trade issues.

Committees:

Chair of the Governance and Sustainability Committee

Member of the Audit Committee

2023 Proxy Statement	3

Proposal 1 – Election of Directors

Charles L. Harrington

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Director Since: 2022

Former, Chairman, Chief Executive Officer and President of Parsons Corporation, a digitally enabled soutions provider, focused on defence, intelligence and critical infrastructure markets

Age: 64

Background

●
Executive Chairman of Parsons Corporation (July 2021 to April 2022).
●
Chairman, Chief Executive Officer and President of Parsons Corporation from April 2008 to July 2021. During his career at Parsons Corporation, Mr. Harrington served as Chief Financial Officer (July 2006 to April 2008), Group President (January 2001 to July 2006), Senior Vice President (April 1996 to January 2001) and Vice President, Program Management and Business Development (January 1991 to April 1996).
●
Mr. Harrington currently serves on three other public company Boards: J.G. Boswell Company (since June 2015); Constellation Energy Corporation (since February 2022); and Korn Ferry (since September 2022).
●
Mr. Harrington also serves as Chairman of the Board of the Institute of Digital Engineering USA (IDEUSA) and as Vice Chairman of the Cal Poly Foundation.
●
Mr. Harrington served on the Board of Directors of The AES Corporation (2013-2020).

Qualifications

●
30-year career at Parson Corporation with increasing levels of leadership and executive responsibilities.
●
Experience as a chief executive and board chairman provide the Board with significant experience in its evaluations of risks and opportunities facing our Company.

Committees:

Member of the Audit Committee

Member of the Governance and Sustainability Committee

Emmanuel Lagarrigue

2019 , Chief Innovation Officer of Schneider Electric SE, an integrated efficiency solution provider combining energy, automation and software 51

  Executive Vice President, Chief Innovation Officer (since 2019) and Executive Vice President, Chief Strategy Officer (2016-2018).

  President of Schneider’s U.S. business operations, 2013-2015; Senior Vice President, Corporate Strategy based in Hong Kong and Paris from 2010-2012.

  25 year career at Schneider Electric with increasing levels of responsibility in variety of countries globally.

  Broad experience managing an array of high-tech industrial businesses and automation strategies and his M&A experience are assets to our company’s product development and growth strategies.

Director Since: 2019 Partner & Co-Head of Climate at KKR where he leads KKR’s investments in decarbonization technologies and brown-to-green transitions Age: 53

Background

●
Partner and Co-Head of Climate at KKR (since October 2022).
●
Managing Director, BeyondNetZero, a General Atlantic growth equity fund, also focusing on climate technologies (from July 2021 to September 2022).
●
Executive Vice President, Chief Innovation Officer (2019-2021) and Executive Vice President, Chief Strategy Officer (2016-2018) of Schneider Electric.
●
President of Schneider’s U.S. business operations, 2013-2015; Senior Vice President, Corporate Strategy based in Hong Kong and Paris from 2010-2012.

Qualifications

●
27-year career at Schneider Electric with increasing levels of responsibility in a variety of countries globally.
●
Significant experience formulating sustainability strategy at Schneider and current focus on capital investments in this space.
●
His broad experience managing an array of high-tech industrial businesses and automation strategies and his M&A experience are assets to our product development and growth strategies.

Committees:

Member of the Audit Committee

Member of the Governance and Sustainability Committee

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4	2023 Proxy Statement

Proposal 1 – Election of Directors

Class II — Term Expiring in 2025

Alan D. Feldman

2008 Inc., an international automotive services company 70
●
●
●
●
erved in financial and operations posts at Frito-Lay and Pizza Hut. At Pizza Hut, Mr. Feldman was named Senior Vice President of Operations in 1990 and Senior Vice President, Business Strategy and Chief Financial Officer, in 1993.
●
●

●
Pizza Hut operating units.
●
f Pizza Hut allows him to make significant contributions to the Board’s Audit Committee, and his former roles as CEO and Chairman of Midas, Inc. provides our Board with the expertise and experience of a former chief executive officer and board chairman of an international retail, parts and services business.

Audit Committee

Director Since: 2008 Chairman of the Board, JBT Corporation Former Chairman of the Board, President and Chief Executive Officer of Midas, Inc., an international automotive services company Age: 71

Background

●
Chairman of the Board of Directors, JBT Corporation since June 2020.
●
President and Chief Executive Officer of Midas, Inc. from January 2003 until May 2012 and its Chairman from May 2006 until May 2012.
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Held several senior management posts with McDonald’s Corporation, becoming President of McDonald’s USA in 1998 and Chief Operating Officer and President of McDonald’s Americas in 2001.
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Served in financial and operations posts at Frito-Lay and Pizza Hut. At Pizza Hut, Mr. Feldman was named Senior Vice President of Operations in 1990 and Senior Vice President, Business Strategy and Chief Financial Officer, in 1993.
●
Mr. Feldman currently serves on one other public company Board: Foot Locker, Inc. (since May 2005
●
Mr. Feldman serves as a Governing Director of the University of Illinois Foundation.
●
Mr. Feldman served on the Board of Directors for GNC Holdings, Inc. from 2013 to 2020.

Qualifications

●
Expertise in the fast-food, quick-serve and snack food industries, markets for our FoodTech businesses, as a result of his senior management positions with McDonald’s and PepsiCo’s Frito-Lay and Pizza Hut operating units.
●
His experience serving as CEO and Chairman of Midas, Inc. provides our Board with the expertise and experience of a former chief executive officer and board chairman of an international retail, parts and services business.

Committees:

Member of the Compensation Committee

Lawrence V. Jackson

Director Since: 2020 Chairman of the Board of Directors of SourceMark LLC and Senior Advisor for New Mountain Capital LLC, a New York-based private investment firm Age: 69

Background

●
Current Chairman (since 2010) and former Chief Executive Officer (from 2010 to 2012) of SourceMark LLC., privately-held.
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Senior Advisor of New Mountain Capital LLC (since 2008).
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Executive Vice President, Chief People Officer and President and Chief Executive Officer, Global Procurement Division, of Wal-Mart Stores, Inc. (2004 to 2007).
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President and Chief Operating Officer of Dollar General Corporation (2003 to 2004).
●
Mr. Jackson currently serves on two other public company Boards: Assurant, Inc. (since 2009); and Bloomin’ Brands, Inc. (since 2020).
●
Mr. Jackson served on the Board of Directors of Allied Waste Industries, Inc. from 2003 to 2005, Fresh America Corporation from 1997 to 2001, Prologis, Inc. from 2008 to 2011, RadioShack Corporation from 2000 to 2005, and Snyder’s-Lance, Inc. from 2015 to 2018.

Qualifications

●
Over 30 years of senior executive and logistics management experience with leading consumer product and food related companies, including Dollar General, Wal-Mart, Safeway and PepsiCo.
●
Significant board leadership experience having served as a director for SourceMark (currently serving as Chairman), Assurant, Bloomin Brands and Snyder’s-Lance as well as several private portfolio companies owned by New Mountain Capital.

Committees:

Member of the Compensation Committee

Member of the Governance and Sustainability Committee

2023 Proxy Statement	5

Proposal 1 – Election of Directors

INFORMATION ABOUT THE BOARD OF DIRECTORS

Corporate Governance

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and within a business model that requires our employees to conduct business with the highest standards of integrity. The Board has adopted and adheres to corporate governance principles which the Board and senior management believe promote this purpose, are sound and represent best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we were incorporated, the rules and listing standards of the New York Stock Exchange and the regulations of the Securities and Exchange Commission, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates. The corporate governance principles adopted by the Board of Directors may be viewed on our website under Corporate Governance at https://ir.jbtc.com/leadership/board-of-directors/ and are also available in print to any stockholder upon request. A request should be directed to our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Executive Vice President, General Counsel.

Stockholder Engagement

Our Board of Directors believes that stockholders should have opportunities to engage directly with Company management and the Board. The Company engages with stockholders on a variety of topics throughout the year to ensure we are addressing questions and concerns, to seek input and to provide perspective on the Company’s strategy, operating results, executive compensation and governance policies. Stockholder feedback from this engagement is considered by the Board of Directors and reflected in enhancements to policies and practices. The Company’s stockholder engagement program includes but is not limited to investor days, roadshows, one-on-one conferences, Company business operation site visits, outreach to investors on governance and related topics, and general availability to respond to investor inquiries. The multi-faceted nature of this program allows the Company to maintain meaningful engagement with a broad audience of stockholders who are interested in engaging directly with our management. Feedback obtained as a result of our ongoing stockholder engagement efforts led our Board to the decision to bring the Board declassification proposal to our stockholders.

In addition to the opportunity for direct engagement with senior management, there are a number of ways for stockholders to effectively communicate a point of view with the Board of Directors, including the following: a) voting on Board nominees; b) providing an annual advisory vote on executive compensation; c) submitting stockholder proposals; d) participating in our Annual Meeting of Stockholders; and e) communicating in writing directly to our Board of Directors via our Chairman of the Board.

Environmental, Social, and Corporate Governance

Under the oversight of the Governance and Sustainability Committee of our Board of Directors, our approach to Environmental, Social and Corporate Governance (ESG) issues builds on our culture and long tradition of concern for our employees’ health and safety; partnering with our customers to find ways to make better use of the earth’s precious resources; engaging in the communities where we live and work; and working to create a diverse and inclusive culture where our employees can reach their full and unique potential.

Our purpose is to help our customers succeed in the marketplace by giving them solutions to make better use of the world’s resources. Through our food processing technologies, we design and manufacture solutions that enhance our customers’ success and improve their sustainability performance. Optimizing the use of natural resources means doing business responsibly and wisely. We help our customers achieve both through automation, electrification and efficiency. Whether it’s designing safe and waste-smart packaging solutions or maximizing shelf life and yield, we are engineering solutions today that are helping to move our world toward a more sustainable tomorrow.

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Materiality Assessment

To help us identify and assess the environmental, social and governance issues that are most important to our business and our stakeholders, we completed our first comprehensive materiality assessment in 2020. The information gained from the assessment shapes our reporting strategy and focuses our efforts on where we can make the most meaningful impact. We engaged with external stakeholders, including customers and investors, and interviewed JBT leaders from across the business and various functions to inform our ESG materiality assessment. Through this process, we were able to define key focus areas upon which we can further build an ESG strategy that delivers commercial and stakeholder value. The results of the assessment also stressed the importance of our primary drivers: putting our customers first to help them be successful and creating a great place to work that is equitable and inclusive. During 2022 and continuing today, we have devoted significant time to understand the sustainability objectives of our customers to provide additional focus to our research and development as well as the capabilities of our equipment and service offerings to serve those objectives.

Based on this assessment, the current issues we have developed focus around are:

Environmental and Social Impact of Products – Managing and mitigating the impact our products have on the environment and communities and developing a strategy towards a more environmentally or socially beneficial product portfolio.

Environmental Sustainability and Climate Strategy – Our approach to reducing greenhouse gas (GHG) emissions across operations while managing physical and transition risks related to climate change.

Talent Attraction & Development – Policies and practices that retain, develop and attract top tier talent with the right skills to deliver on current and future business needs.

Diversity, Equity, Inclusion & Belonging (DEIB) – Policies and practices that create a welcoming environment for all of our employees (regardless of race, color, gender, sexual orientation, backgrounds, beliefs, experiences, etc.) to fulfill their potential.

We plan to periodically update this assessment to reflect our business and our stakeholders’ expectations. Our materiality assessment and the areas of focus for implementing our ESG strategy are reviewed with the Board’s Governance and Sustainability Committee, which has oversight over management’s processes to identify, assess, manage and disclose environmental, social and governance related risks and opportunities.

United Nations Sustainable Development Goals (UN SDGs)

The UN SDGs include 17 ambitious goals aimed at creating a more sustainable future for all. Based on our areas of expertise, strategic priorities, and key material topics, we believe we have the biggest potential to contribute in the following areas:

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Proposal 1 – Election of Directors

The following table highlights specific actions taken by the Company during 2022 as we continue our ESG journey.

Environmental, Social & Governance (ESG) Highlights

Customer Solutions

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Our portfolio of equipment and services includes a significant amount of products and technical support programs that enable our customers to make a beneficial environmental impact including increasing yields, conserving water and energy, ensuring food safety and automating processes, as well as supporting our customers in the development and production of more sustainable foods.
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We estimate that more than 60% of our product revenue is from equipment that has an environmental benefit for our customers.
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We created a new position reporting to our CEO - Executive Vice President, Customer Sustainability and Market Development – to research and support our customers’ sustainability goals.

Responsible Operations

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We are utilizing electricity from onsite solar arrays at three of our facilities to help power our operations.
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We are in the process of implementing an enhanced utility billing management program that will expand our ability to manage and report on utility consumption and emissions broadly across our global operations.
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We spent over $27 million with 42 diverse suppliers providing products and services to our North American manufacturing sites.

People and Communities

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Early in 2023, our CEO became a signatory to the CEO Action for Diversity & Inclusion pledge on JBT’s behalf in which we pledge to act on supporting more inclusive workplaces by cultivating an environment that supports open dialogue on complex - and often difficult - conversations around diversity, equity and inclusion.
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Our global DEIB council, in partnership with our executive management team, has continued to develop and deploy programs, processes and communications to further our DEIB objectives. The mission of the council is to increase diversity, equity, inclusion and belonging at all levels amongst the JBT community by ensuring there is an inclusive, equitable and welcoming culture for all to thrive and grow at JBT.
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We continued an annual awards program to highlight innovative Environmental & Community initiatives undertaken by our employees to supplement our other business performance awards.
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We awarded twelve Tom Giacomini Engineering Scholarships in 2022 to engineering students participating in diverse engineering student organizations (National Society of Black Engineers, Society of Women Engineers and Society of Hispanic Professional Engineers) at accredited schools across the U.S.
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We now manage our U.S. matching gift and volunteer programs through Fidelity online, making it easier for employees to donate their resources and time. We hope to expand the program to our global operations in the near future.
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After introducing our first two Employee Networking Communities (ENCs) in 2021, Black employees in the U.S. and Women globally, we successfully promoted and grew these communities in 2022.
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Our Recordable Incident Rate (RIR), which is a measure of the total number of injuries and illness per 100 employees working a full year, was 0.94, an increase of 19% from 2021. As a result of our determination that hand injuries represented a large percentage of RIRs, we conducted risk assessments, enhanced visual preventative guidance and reinforced requirements for task appropriate gloves to address these issues. Despite this increase, our total RIR was still 112% lower than the Bureau of Labor Standards (BLS) 2021 industry average.
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Our Lost Workday Case Incident Rate, which is a measure of injuries resulting in days away from work per 100 employees working a full year, was 0.19, a decrease of 17% from 2021. This was 145% lower than the BLS industry average.
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An average of 3.1 near miss incidents were reported per employee, which translates into more than 21,000 incidents that were proactively identified and corrected in 2022.

Governance

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We re-designated the Nominating and Governance Committee of our Board of Directors as the Governance and Sustainability Committee to more accurately reflect the expanded oversight role of the Committee to include sustainability matters.
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Our cross functional Ethics and Compliance Committee continued to work to broaden the awareness and increase the integration of our ethics programs in our businesses and allow us to more comprehensively evaluate the effectiveness of our ethics and compliance program.

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ESG Reporting

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We conducted an evaluation of our climate-related risks and opportunities and shared our findings consistent with the Task Force on Climate Related Financial Disclosures (TCFD) framework in our 2021 ESG Report for the first time. While we acknowledge this is a work in process, we wanted to share the steps we are taking to manage our climate related risks.
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We maintained our Bronze EcoVadis Medal for achieving a higher sustainability performance than 50% of the assessed companies and continue to use EcoVadis as a benchmark for our performance.

Meetings

Our Board of Directors held seven meetings during 2022. Each incumbent director attended at least 75% of the meetings of the Board. In addition, each of our directors attended at least 75% of the meetings of the committees on which he or she served during 2022. The Board of Directors has scheduled a board meeting on the day of the 2023 Annual Meeting of Stockholders, and the Company encourages Board members to virtually attend the Annual Meeting of Stockholders. All of our Board members serving on the Board in 2022 and continuing on the Board thereafter attended the 2022 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Sustainability Committee. Committee assignments are typically reassessed annually and will be considered at the May 2023 Board meeting following our Annual Meeting.

Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be reviewed on our website under Corporate Governance at https://ir.jbtc.com/leadership/board-of-directors, and is also available in print to stockholders upon request submitted to our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Executive Vice President, General Counsel.

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Audit Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2022
Barbara L. Brasier (Chair) C. Maury Devine Charles L. Harrington Emmanuel Lagarrigue
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Responsibilities associated with our external independent auditor, including their appointment, compensation, retention or termination, and oversight;
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Review and discuss with management, our Vice President of Internal Audit and our independent auditor the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies that could significantly affect our financial statements;
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Review of the scope, planning and staffing of the prospective audit and approval of estimated fees therefor;
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Resolution of disagreements between management and our independent auditor regarding financial reporting;
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Oversight over accounting and financial reporting processes associated with the preparation of our financial statements and filings with the Securities and Exchange Commission;
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Review of reports by management and legal counsel relating to litigation and compliance with laws, internal policies and controls that are material to our financial statements;
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Review and assess our financial and accounting organization and internal controls;
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Review policies with respect to major risk assessment and risk management practices designed to monitor and control exposure to such risks, including M&A integration and performance and cyber-security risks;
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Review of matters associated with auditor independence and approval of non-audit services; and
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Oversight over “whistle-blower” procedures for reporting questionable accounting and audit practices.
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Audit Committee members meet privately in separate sessions with representatives of our senior management, our independent public accountants and our Vice President of Internal Audit after certain Audit Committee meetings (4 such sessions were held following Audit Committee meetings in 2022).

The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of our independent public accountants and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent public accountants. The Audit Committee charter also gives this committee authority to fulfill its obligations under Securities and Exchange Commission and New York Stock Exchange requirements.

The Board of Directors has determined that all of the members of the Audit Committee (Barbara L. Brasier, C. Maury Devine, Charles L. Harrington and Emmanuel Lagarrigue) (i) are independent directors as defined by the New York Stock Exchange listing rules and satisfy the enhanced independence criteria required for audit committee service under Securities and Exchange Commission rules and the New York Stock Exchange listing rules and (ii) meet the New York Stock Exchange standard of having accounting or related financial management expertise and meet the Securities and Exchange Commission criteria for an “audit committee financial expert.”

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Compensation Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2022
Polly B. Kawalek (Chair) Alan D. Feldman Lawrence V. Jackson
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Providing oversight of executive compensation policies and design practices, the alignment of pay and performance, total compensation of the Chief Executive Officer, compensation levels of executive officers and non-employee directors and the Company’s benefit plans;
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Provide oversight of the Company’s policies, programs and initiatives focusing on the Company’s leadership and workforce;
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Review the effectiveness of the Company’s human resources and human capital management policies, practices, strategies and goals;
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Annually reviewing succession plans for the Chief Executive Officer and other key executive officers, and reporting to the full Board on succession planning and management development strategies and outcomes;
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Reviewing our overall compensation philosophies to ensure policies appropriately link management interests with those of stockholders, aligns pay with performance and mitigate risks;
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Approving the peer group used for compensation levels, program design and relative performance comparisons and ensuring our pay programs are competitive and enable us to retain, motivate and attract top talent;
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Administering our 2017 Incentive Compensation and Stock Plan and any other predecessor plans (the “Incentive Compensation Plan”), approving and administering other equity compensation plans;
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Reviewing and approving the short- and long-term program designs, performance goals and individual objectives (as it relates to the Chief Executive Officer) compared to incentive plan terms and total incentive compensation amounts to be paid to executive officers;
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Reviewing, approving and administering policies and agreements permitting recovery of prior, or forfeiture of existing unvested or unearned, executive officer compensation awards in the event of a restatement of our financial results or serious misconduct by an executive officer;
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Appointing members of the Employee Benefits Plan Committee and periodically reviewing the actions taken by that committee;
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Approving all executive officer pay packages, periodically reviewing executive officer perquisites and executive severance arrangements, hedging and pledging policies;
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Establishing and monitoring compliance with executive stock ownership guidelines;
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Reviewing the competitiveness and design of Board compensation and recommending to the full Board changes to compensation for non-employee directors;
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Reviewing management’s Compensation Discussion and Analysis to be included in our annual proxy statement, issuing its report on executive compensation for inclusion in our annual report or proxy statement;
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Reviewing and recommending for Board approval the frequency of advisory votes on executive compensation (“say on pay”), and reviewing the results of “say on pay” resolutions and the input received from our stockholders engagement efforts, and considering any implications thereof; and
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Hiring an independent executive compensation consultant to advise the Committee after determining that the consultant met independence requirements.
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Proposal 1 – Election of Directors

The Board of Directors has determined that all of the members of the Compensation Committee (Polly B. Kawalek, Alan D. Feldman and Lawrence V. Jackson) are independent directors as defined by the New York Stock Exchange listing rules and satisfy the enhanced independence criteria required for compensation committee service under Securities and Exchange Commission regulations and the New York Stock Exchange corporate governance listing standards. The Compensation Committee members meet privately in separate sessions with representatives of our compensation consultant and our Executive Vice President, Human Resources after most Compensation Committee meetings (3 such sessions were held following Compensation Committee meetings in 2022).

Under its charter, our Compensation Committee has the authority to engage the services of outside consultants, outside lawyers, and others to assist the committee’s fulfillment of its responsibilities. The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an internationally recognized executive compensation consulting firm, as the Committee’s independent compensation consultant for 2022. For 2022, the Compensation Committee’s engagement agreement with Meridian provided for a scope of work that included ensuring that the Compensation Committee’s compensation recommendations were consistent with our business strategy, pay philosophy, prevailing market practices and relevant regulatory mandates and assisting the Committee’s efforts to make compensation decisions that were aligned with the interests of our stockholders. In addition, Meridian’s engagement for 2022 included the provision of executive pay philosophy and incentive compensation plan design advice, for both annual and long-term incentive vehicles and other compensation benefit programs as well as advising on the Company’s compensation peer group and comprehensive competitive market studies. Meridian’s engagement in 2022 also included providing consulting and competitive market data on director compensation matters. In connection with its engagement of Meridian in 2022, the Compensation Committee considered various factors bearing upon Meridian’s independence including, but not limited to, the amount of fees received by Meridian from the Company as a percentage of Meridian’s total revenue, Meridian’s policies and procedures against any ownership of our stock, as well as policies designed to prevent conflicts of interest, and the existence of any business or personal relationship with any member of the Compensation Committee or management that could impact Meridian’s independence. After reviewing these and other factors, the Compensation Committee determined that Meridian was independent and that its engagement did not present any conflicts of interest. Meridian also determined that it was independent from management and confirmed this in a written statement delivered to the Chair of the Compensation Committee.

The Compensation Committee annually reviews executive pay, peer group selection criteria, compensation design practices and performance to help ensure that our total compensation program is consistent with our compensation philosophies. When determining compensation levels for executive officers for 2022, the Compensation Committee utilized compensation survey data that was supplied by Aon and peer group data sourced from publicly-filed proxy statements provided by Meridian. The group of peer companies was selected by our management, reviewed by Meridian and approved by the Compensation Committee. The list is reviewed prior to each compensation benchmarking study by the Compensation Committee to ensure continuing relevancy of the peer group considering the size, industry, and financial performance of the proposed companies.

The Compensation Committee’s independent consultant collects, analyzes and reports back to the Compensation Committee on the amounts, designs, and components of compensation paid by peer group companies, utilizing regression analysis to develop size-adjusted market values to provide relevant comparisons.

Based on the survey market data and the peer group data from public filings, the Compensation Committee reviewed the appropriateness of management’s recommendations for each of our executive officer’s base pay, annual management cash incentive target opportunities and long-term incentive plan awards for 2022 (other than the CEO). The Compensation Committee allocated total annual compensation to our executive officers among the various elements of short-term cash (base pay and annual cash incentive) and long-term compensation (equity incentive awards) to approximate the market 50th percentile targeted pay levels and mix identified in the survey results and in the data obtained from public filings, with appropriate differences based on individual experience, impact and performance.

The Compensation Committee also has the authority to recommend to the Board of Directors the amount of compensation to be paid to our non-employee directors. Our Chief Executive Officer participated this year in the compensation decisions for the other named executive officers. He did not have a role in setting his own

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base pay, annual management incentive plan compensation or the size of his annual long-term incentive plan award. Our Executive Vice President, Human Resources, working with Meridian, provided recommendations for each executive’s base pay, annual cash incentive and annual long-term incentive plan award for the Compensation Committee’s review. Our Chief Financial Officer and our Vice President, Financial Planning & Analysis also provided the Compensation Committee with information related to our financial performance against our objectives. This information was then used by the Compensation Committee as a factor in setting annual targets and ratings associated with incentive compensation awards and selecting appropriate performance metrics and objectives for long-term performance-based incentive compensation awards.

Governance and Sustainability Committee

To reflect the role that the Nominating and Governance Committee has assumed to provide oversight for our ESG strategy and initiatives, the name of the Committee was changed to Governance and Sustainability in February 2023.

# of Meetings
Committee Members	Primary Responsibilities	in 2022
C. Maury Devine (Chair) Charles H. Harrington Lawrence V. Jackson Emmanuel Lagarrigue
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Recommending nominees for election to the Board of Directors at the Annual Meeting and identifying and recommending to the Board of Directors qualified candidates for vacancies on the Board in accordance with criteria established by the Board;
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Recommending the member of the Board of Directors to serve as Chairman and, if the Chairman also serves as Chief Executive Officer, a member to serve as the Lead Independent Director;
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Annually making recommendations to the Board of Directors concerning the membership of Board committees and committee chairpersons;
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Developing and recommending to the Board of Directors a set of Corporate Governance Guidelines, reviewing them annually, and making recommendations to the Board from time to time regarding matters of corporate governance;
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Recommending to the Board of Directors in the event of an emergency requiring the replacement of the Chief Executive Officer, that a temporary replacement of the Chief Executive Officer be made, in accordance with emergency succession plan or as otherwise advised by the Committee;
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Recommending to the Board of Directors in the event the Committee believes a permanent replacement of the Chief Executive Officer is necessary that the applicable succession plan be affected;
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Reviewing our ethics policy annually and recommending changes to the Board of Directors;
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Reviewing any request by a Board member to join the board of directors of any other publicly-held or private for-profit company;
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Annually reviewing and evaluating all relationships between non-employee directors and our Company and making recommendations to the Board of Directors regarding the assessment of each non-employee director’s independence;
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Monitoring orientation and training needs of the directors and making recommendations regarding director training programs and advising the Board on emerging governance trends;
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Reporting annually to the Board of Directors the Committee’s assessment of the performance of the Board and its committees;
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Overseeing engagement with stockholders and proxy advisor firms, and review proxy advisory firm policies and voting recommendations;
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Reviewing stockholder proposals and items of business brought under advance notice bylaws and recommend Board responses pursuant to Rule 14a-8 of the Securities Exchange Act or the Company’s bylaws; and
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Overseeing the development of, and periodically review, the Company’s environmental, social and governance programs and initiatives.
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Proposal 1 – Election of Directors

The Board of Directors has determined that all of the members of the Governance and Sustainability Committee (C. Maury Devine, Charles L. Harrington, Lawrence V. Jackson and Emmanuel Lagarrigue) are independent directors as defined by the New York Stock Exchange listing rules.

Stockholders may submit recommendations for future candidates for election to the Board of Directors for consideration by the Governance and Sustainability Committee by writing to: Executive Vice President, General Counsel, John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602. To make a nomination for the 2024 Annual Meeting, please refer to the requirements set forth in our bylaws and the timing requirements specified in the section of this Proxy Statement entitled “Proposals for the 2024 Annual Meeting of Stockholders.” All submissions from stockholders meeting the requirements set forth in our bylaws will be reviewed by the Governance and Sustainability Committee.

In connection with its role in recommending candidates for the Board, the Governance and Sustainability Committee advises the Board with respect to the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. The Committee has not established specific, minimum qualifications for director nominees. Our Corporate Governance Guidelines provide that directors should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. Our Corporate Governance Guidelines also require that a majority of our non-employee directors be active or retired senior executives, preferably chief executive, chief financial or chief operating officers or other similar senior officers of publicly-held companies. In addition, the Corporate Governance Guidelines provide that our non-employee directors also be chosen based on recognized experience in our lines of business and leadership in areas of government service, academia, finance and international trade. Nominees to be evaluated by the Governance and Sustainability Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Governance and Sustainability Committee or other Board members, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. All of the current nominees for the Board are standing members of the Board that are proposed by the entire Board for re-election.

Director Independence

The Governance and Sustainability Committee conducted a review of the independence of the members of the Board of Directors and its committees and reported its findings to the full Board at its February 2023 meeting. At any given time in 2022, only one of our directors who served on our Board was an employee director. Our President and Chief Executive Officer, Brian A. Deck, is our sole employee director. Each of our directors completes an annual questionnaire requiring disclosure of any relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) which could impair the independence of such director. To assess independence, the Board’s Governance and Sustainability Committee reviews any commercial transactions, relationships and arrangements between us and our subsidiaries, affiliates and executive officers with companies with whom the non-employee directors are affiliated or employed. None of our non-employee directors who continue to serve on the Board at the time of this analysis had any transactions, relationships or arrangements of this nature.

Based on the report and recommendation of the Governance and Sustainability Committee, the Board has determined that each of its non-employee members (Barbara L. Brasier, C. Maury Devine, Alan D. Feldman, Charles L. Harrington, Emmanuel Lagarrigue, Lawrence V. Jackson and Polly B. Kawalek) satisfies the independence criteria set forth in the corporate governance listing standards of the New York Stock Exchange. In addition, all of the members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all of the members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees, under regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange corporate governance listing standards.

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Executive Sessions of Independent Directors

The Board of Directors holds executive sessions of only its independent directors after regularly scheduled Board of Directors meetings. Mr. Feldman, our Chairman of the Board of Directors, leads these executive sessions.

Stockholder Communications to the Board

Stockholders and other interested parties may communicate directly with the Board of Directors, with the Chairman of the Board of Directors or the independent directors as a group by submitting written correspondence to the Board of Directors or its independent directors, c/o John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602 Attention: General Counsel. The Chairman of the Board of Directors will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the full Board is warranted.

Board Leadership Structure

The Board retains the authority to modify its Board leadership structure to address our Company’s circumstances and advance the best interests of the Company and its stockholders as and when appropriate. Until our most recent Chief Executive Officer transition began in 2020, our Board believed that combining the role of Chief Executive Officer and the role of Chairman, together with the designation of a lead independent director, provided an appropriate balance in the Company’s leadership in light of the tenure of our former Chairman, President and Chief Executive Officer and his experience with our Company’s business. At such time as Mr. Deck began serving as our interim Chief Executive Officer in June 2020, our Board determined that an independent Chairman was necessary because Mr. Deck was not at that time a member of the Board of Directors. Following Mr. Deck’s appointment as our permanent Chief Executive Officer and during the consideration by the Board of his appointment as a member of the Board, our Board determined that it remained in the best interests of the Company and its stockholders for Mr. Feldman to continue in the separate role of Chairman due to his deep understanding of our business and our governance structure, to provide continuity in Board leadership and to allow Mr. Deck the ability to more fully integrate into and focus on his executive leadership role.

Our Corporate Governance Guidelines provide for the annual election of a lead independent director by a majority of the non-employee directors, when the Chief Executive Officer is serving as Board Chairman. The lead independent director has in the past led executive sessions of independent directors, which our Corporate Governance Guidelines require to occur at least annually in conjunction with regularly scheduled Board meetings. Our Board has determined that there is no need for a lead independent director while a non-employee director, Mr. Feldman, serves as our Chairman; and Mr. Feldman has and will lead the executive sessions of our independent directors. Our independent directors typically meet in an executive session at the conclusion of each of our regularly scheduled Board of Director meetings and following that meeting our lead independent director or independent Chairman provides feedback to our Chief Executive Officer to the extent desired by the independent directors. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and effectiveness of executive sessions. Our Corporate Governance Guidelines limit employee members of the Board to two seats. Brian A. Deck, our President and Chief Executive Officer, is the only member of management currently serving on our Board. Currently, all other members of our Board are independent. Our three Board committees are comprised entirely of independent directors and each committee has regular interaction with a number of our senior management personnel in establishing their agendas and obtaining information from our Company’s operations.

Board Succession Planning

The Governance and Sustainability Committee oversees and plans for Board member succession to ensure a mix of skills, experience, tenure and diversity that promotes and supports the Company’s long-term strategy. Using a variety of sources including but not limited to an independent search firm, recommendations from stockholders, management and our independent directors, the Governance and Sustainability Committee will periodically assess the skills and qualifications of our Board members, identify any areas of desired expertise, review qualified candidates and make recommendations to the full Board in accordance with its Corporate Governance Guidelines and any other criteria adopted by the Board regarding director candidate

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Proposal 1 – Election of Directors

qualifications. After careful review and consideration, the Board will nominate candidates for election or re-election. The Governance and Sustainability Committee, assisted by an independent search firm, engaged in a succession planning process over the past few years that included the development of a Board skills and experience matrix and a cultural assessment survey of our Company and the Board which resulted in the recruitment of four new directors who have joined our Board since 2019.

Diversity

Our Corporate Governance Guidelines provide that Board members will be selected based on integrity, successful business experience, stature in their own fields of endeavor, and the diversity of perspectives they bring to the Board. Our Corporate Governance Guidelines further state that consideration should also be given to candidates with experience in the Company’s lines of business and leadership in such areas as government service, academia, finance and international trade. We have from time to time engaged the services of an executive search firm, including for our recruitment of additional Board candidates in 2019, 2020 and 2021, to help us identify qualified Board candidates meeting these criteria and specifically seek director candidates who helped us meet the following parameters: experience in the food, airline or airfreight industries; industrial manufacturing background; international business exposure; financial expertise; diversity; chief executive officer or senior P&L management skills; experience on public company boards; and a sophisticated understanding of M&A transactions and integration into existing businesses. We believe we have achieved a diversity of perspectives with our current Board membership, which consists of directors who are holding or have held a variety of senior management level positions and have extensive public company board experience, broad experience across the industries in which we conduct business, international business expertise and State and Federal government service. For more information regarding the background, experience and attributes of our directors, please refer to the complete biographies of our directors that appear under “Board of Directors” in this Proxy Statement.

Role of Board in Risk Oversight

As part of its general oversight over the management of the Company, our Audit Committee periodically reviews assessments prepared by our management of the primary risks relevant to our business and the mitigation actions we implement to address these risks. The role of the Board in risk oversight is to provide guidance to management through its Audit Committee, based upon their experience and perspectives, regarding the overall effectiveness of its strategies to monitor and mitigate those risks. During Board meetings, the Board periodically receives reports directly from the Presidents of each of our Divisions; these updates provide our Board with a more detailed understanding of the strategies of each of our divisions and the opportunities and risks that they face. Management also provides the Board with periodic reports regarding its enterprise risk management programs, our internal audit program, our code of ethics and compliance training programs and our evaluations of internal control over financial reporting. Cybersecurity is a critical part of risk management for the Company. The Audit Committee recognizes the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents on our Company. With respect to cybersecurity, the Audit Committee receives periodic reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities and technical developments. Our Audit Committee also receives a quarterly update from our Executive Vice President, General Counsel regarding material litigation and legal loss contingencies involving the Company as well as reports to our Company’s hotline.

In addition, our Compensation Committee periodically reviews assessments prepared by both management and Meridian of potential risks associated with our compensation programs and determines whether our compensation policies, practices and plan design provisions adequately and effectively mitigate those risks. The Compensation Committee reports its findings and recommendations, if any, to the Board.

The Governance and Sustainability Committee provides oversight over the Company’s ESG strategies, and receives regular briefings on the risks and opportunities to the Company relating to environmental, social and governance issues, on the Company’s assessment by stakeholders, employees and rating agencies in these areas and on the ESG-related disclosures made by the Company.

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Director Compensation

The Compensation Committee periodically reviews non-employee director compensation to ensure that the amount of compensation provided to non-employee directors is within appropriate parameters. In late 2021, the Compensation Committee commissioned Meridian to conduct a peer group survey to review non-employee director compensation. The results of the Meridian survey indicated that our total non-employee director compensation was below the peer group median. Accordingly, the Compensation Committee recommended to the full Board an increase in non-employee director compensation in 2022 to realign with peer companies, which was approved by the Board in December 2021.

Effective May 1, 2022, each of our non-employee directors was eligible to receive an annual retainer of $90,000. This annual retainer is structured to provide each non-employee director with the option to receive 0%, 50%, or 100% of the value of the retainer in the form of restricted stock units (“RSUs”), provided a timely election to receive RSUs is made by a non-employee director, and the option to elect to receive any remainder in cash, payable in quarterly installments. RSUs granted as part of the 2022 retainer had a fair market value equal to the deferred amount of the annual retainer on the date of the grant and vest in May 2023. The amount of this annual retainer is allocated among fees earned or paid in cash (column (b)) and stock awards (column (c)) in the Director Compensation Table below based upon the election made by each director.

We also make an annual non-retainer equity grant of RSUs to our non-employee directors. Our practice is to grant these awards on May 1 of each year. On May 1, 2022, we awarded each of our non-employee directors RSUs with a value of $135,000, which is included in the amount contained in column (c) of the Director Compensation Table below. These awards will vest in May 2023.

Our non-employee directors do not receive additional cash remuneration for Board of Directors meetings or committee meetings attended, although committee chairs, and the Non-Executive Chairman of the Board do receive additional remuneration for these roles, at competitive market levels. For 2022, the chair of the Audit Committee received an additional annual fee of $20,000; the chair of the Compensation Committee received an additional annual fee of $15,000; the chair of the Governance and Sustainability Committee received an additional annual fee of $15,000; and the Non-Executive Chairman of the Board received an additional annual fee of $120,000, and a pro-rated portion of that fee is included as fees earned or paid (column (b)) for 2022 in the Director Compensation Table below for each of our directors who served in such roles. Each non-employee director will also receive reimbursement for reasonable incidental expenses incurred in connection with the physical attendance of meetings of the Board and Board committees.

We have ownership requirements for our non-employee directors that are based on a multiple of five times the amount of each non-employee director’s annual retainer to be met within five years of their appointment to the Board, and each of our non-employee directors who are currently subject to this requirement is in compliance with the ownership requirements. Non-employee directors who meet the ownership guidelines may elect whether to have the RSUs they elect to receive from the annual retainer and the annual non-retainer equity grants they are awarded (i) distributed at the time of vesting, which is one year after grant date, or (ii) distributed after they complete their service on our Board. Unvested RSUs will be settled and are payable in Common Stock upon the death or disability of a director or in the event of a change-in-control of the Company, as such term is defined in the Incentive Compensation Plan.

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Proposal 1 – Election of Directors

The following table shows all compensation awarded, paid to or earned by the non-employee members of our Board of Directors from all sources for services rendered in all of their capacities to us during 2022.

Director Compensation Table

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name (1)	($) (2)	($) (3)	($) (4)	($)
(a)	(b)	(c)	(d)	(e)
Barbara L. Brasier	104,167	135,018	—	239,185
C. Maury Devine	96,250	135,018	5,000	236,268
Alan D. Feldman	204,167	135,018	—	339,185
James E. Goodwin (5)	46,667	—	—	46,667
Charles L. Harrington	—	224,991	—	224,991
Lawrence V. Jackson	42,083	180,064	—	222,147
Polly B. Kawalek	15,000	224,991	—	239,991
Emmanuel Lagarrigue	—	224,991	—	224,991
James M. Ringler (5)	80,000	—	—	80,000
(1)	Brian A. Deck, our President and Chief Executive Officer is not included in the table as he was an employee during 2022 and did not receive compensation for his service as director. The compensation paid to Mr. Deck is shown in the Summary Compensation Table in this Proxy Statement.
(2)	Includes the amount of any cash portion of the director’s annual retainer each director elected to receive, and additional fees paid to the chairperson of each board committee, and to the Non-Executive Chairman, for serving in those functions.
(3)	RSU grants were made on May 1, 2022, valued at $117.89 per share, the closing price of our Common Stock on April 29, 2022, reflecting an aggregate grant date fair value for all of our non-employee directors of $1,260,091. The amount reflected above represents the fair value of the awards at grant date. The aggregate number of outstanding RSUs held by each of our non-employee directors on December 31, 2022 was: Ms. Brasier, 1,145; Ms. Devine, 43,932; Mr. Feldman, 54,405; Mr. Harrington 1,908; Mr. Jackson, 4,824; Ms. Kawalek, 59,328; and Mr. Lagarrigue, 1,908.
(4)	Represents charitable contributions made in the name of directors by us during 2022 pursuant to the matching charitable contribution program available to all of our employees and directors. Pursuant to this program, we match 100% of the charitable contributions of our employees and directors up to $5,000 in any year.
(5)	Messrs. Goodwin and Ringler retired from the Board immediately prior to the 2022 Annual Meeting.

Our non-employee directors do not participate in our employee benefit plans other than our matching program for charitable contributions.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

In 2022, the members of the Board who served on the Compensation Committee were Alan D. Feldman, Polly B. Kawalek, Lawrence V. Jackson and, until their retirement, James E. Goodwin and James M. Ringler, none of whom has ever been an officer or employee of our Company. None of our executive officers has ever served on the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board of Directors.

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18	2023 Proxy Statement

Proposal 1 – Election of Directors

TRANSACTIONS WITH RELATED PERSONS

During 2022, we were not a participant in any transaction or series of related transactions in which any “related person” had or will have a material interest and in which the amount involved exceeded $120,000. A “related person” is any person who was in any of the following categories since the beginning of 2021:

●	any of our directors or executive officers;
●	any nominee for director;
●	any immediate family member of any of our directors or executive officers or any nominee for director, with immediate family member including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or an employee) sharing the household of a director or executive officer or a nominee for director;
●	a security holder listed in the “Other Security Ownership” table below; or
●	any immediate family member of such a security holder.

Under its charter, the Audit Committee is responsible for reviewing and approving any transactions with “related persons”.

All of our non-employee directors and executive officers are subject to our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics provides that each of our employees and directors is expected to avoid engaging in activities where their personal interests conflict with, or have the appearance of conflicting with, our interests. Personal interests that may give rise to conflicts of interest include commercial, industrial, banking, consulting, legal, accounting, charitable and financial relationships, and may also arise when a director or employee receives personal benefits outside of the compensation or reimbursement programs approved by the Board of Directors. These requirements also extend to immediate family members of employees and directors.

Suspected violations of our Code of Business Conduct and Ethics, including potential conflicts of interest, must be reported to the Chairman of the Board, if the suspected violation involves a director, or to the General Counsel, if the suspected violation involves an executive officer (or to the Chairman of the Board if the suspected violation involves the General Counsel), or reported to our employee hotline. The Chairman of the Board or the General Counsel, as applicable, will discuss the matter with the Chairman of the Board, or the Chair of the Audit Committee, as appropriate, for evaluation and appropriate resolution. Reports made to our employee hotline will be reported to the Board of Directors, or the Audit Committee, which will have the responsibility for determining if there is a conflict of interest and, if so, how to resolve it without compromising the best interests of us and our stockholders.

Under our Corporate Governance Guidelines, directors must disclose to the Board of Directors any potential conflict of interest they may have with respect to a matter under discussion and, if appropriate, recuse themselves and not participate in the discussion or voting on a matter on which they may have a conflict.

Our Code of Business Conduct and Ethics also prohibits any employee or director receiving personal benefits (including for the benefit of family members or friends) from business opportunities that are discovered through the use of our property, information or position with the Company without the prior consent of the Board of Directors. No employee or director may use corporate property, information or position with the Company for improper personal gain, or may compete with us, directly or indirectly.

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Proposal 1 – Election of Directors

Our Code of Business Conduct and Ethics may be reviewed on our website under Corporate Governance at https://ir.jbtc.com/leadership/board-of-directors/. A waiver of any provision of our Code of Business Conduct and Ethics for a director or an executive officer may only be made by the Board of Directors, or a committee appointed by the Board, and will be promptly disclosed to the extent required by law, including the rules, regulations or listing standards of the Securities and Exchange Commission and the New York Stock Exchange.

In addition to the foregoing ethics policy, the Governance and Sustainability Committee periodically reviews all commercial business relationships that exist between us and companies with which our directors are affiliated in order to determine if non-employee members of the Board are independent under the rules of the New York Stock Exchange. The Governance and Sustainability Committee also reviews the request of any Board member wishing to join a public-company or private for-profit Board, while serving on our Board.

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20	2023 Proxy Statement

Proposal 2 – Proposal to Amend and Restate our Certificate of Incorporation to Declassify our Board of Directors

Election of Directors	FOR each director nominee
Proposal Amend and Restate our Certificate of Incorporation to Declassify our Board of Directors	Board Recommendation The Board of Directors recommends a vote FOR approval of the amendment and restatement of our Certificate of Incorporation as described below.	√

PROPOSAL SUMMARY

We are asking our stockholders to approve a proposed amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to provide for a phased-in declassification of our Board (the “Restatement”). The following summary is qualified by reference to the full text of the proposed Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement, which shows proposed additions indicated by double underlining, and proposed deletions indicated by overstriking. The Restatement would amend current Article VI, Section 3 of the Certificate of Incorporation and also make other non-substantive changes to remove provisions of the Certificate of Incorporation that no longer have any force or effect due to the passage of time or changed circumstances.

The Board has approved the Restatement. If stockholders approve the Restatement at the Annual Meeting, then the phased-in declassification of the Board will begin at our next annual meeting of stockholders to be held in 2024 as is described in more detail below.

Declassification of the Board

Our Board has approved and recommends that our stockholders approve at the Annual Meeting, the Restatement, which would amend the Certificate of Incorporation to eliminate the classified Board structure to provide for an annual election of directors, such that the Board will be declassified by the 2026 annual meeting of stockholders. The Restatement provides that directors who have been or will be elected to three-year terms prior to the 2024 annual meeting of stockholders, including those elected at the Annual Meeting, will complete those terms. Any director elected to fill a vacancy who is replacing a director who was in the course of serving a three-year term shall serve for the remainder of the predecessor’s term. At the 2024 annual meeting of stockholders, directors whose terms are expiring, and any successors, will be subject to election for two-year terms expiring at the 2026 annual meeting. Beginning with the 2025 annual meeting, and at all annual meetings thereafter, directors whose terms are expiring, and any successors, will be subject to election for a one-year term expiring at the next annual meeting. Beginning with the 2026 annual meeting of stockholders, the entire Board will be elected annually.

Rationale for Declassification

As part of our regular review and consideration of our corporate governance practices and structures and taking into account ongoing corporate governance trends, peer practices and the views and perspectives of our stakeholders, our Board carefully reviewed the various arguments for and against a classified board structure. Our Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective and reducing our vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Our Board believes that implementing annual elections for all directors is consistent with our stockholders’ expectations and our

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Proposal 2 – Board of Directors

ongoing commitment to corporate governance “best practices” where the Board believes that the same are in the best interests of our stockholders. In view of the considerations described above, our Board believes that it is in our and our stockholders’ best interests to eliminate the classified Board structure as proposed.

Additional Clean-Up Changes within the Restatement

In addition to eliminating the classified Board structure, the Restatement would eliminate in its entirety Article V of the Certificate of Incorporation, which is of no continuing force or effect by its terms as the provisions of such Article V terminated, expired and had no further force and effect on the date that the Company’s former parent, FMC Technologies, Inc. (FMC), ceased to beneficially own common stock of the Company representing at least 20 percent of the total voting power of all classes of the stock of the Company entitled to vote generally in the election of directors, and no person who was a director or officer of the Company was also a director or officer of FMC. We believe that those conditions were satisfied in 2008. If the proposal is approved, then Article V will be deleted in its entirety and any subsequent Articles contained in the Certificate of Incorporation will be re-numbered accordingly. Additionally, any remaining references to FMC shall be deleted from the Certificate of Incorporation. As a result of the deletion of any remaining references to FMC, the Restatement would also eliminate in its entirety Article X, as it provided for an opt-out of Section 203 of the Delaware General Corporation Law (“Section 2023”) for so long as FMC owned at least 15% of the Company’s stock. Since this opt-out provision has no further force and effect, Section 203 applies to the Company by the statute’s terms and there is no longer a need to state that explicitly within the Certificate of Incorporation. All such changes are identified in the Amended and Restated Certificate of Incorporation included as Appendix A to this Proxy Statement.

Because these provisions expired by their terms, no further action or vote of the stockholders is required to remove them and they have no continuing force and effect. If this proposal is not approved, however, then the Company will not remove these provisions until such time as it files an amendment and restatement to the Certificate of Incorporation for another reason.

Effectiveness of the Restatement

If approved, this proposal will become effective upon the filing of the Restatement with the Secretary of State of the State of Delaware containing substantially these amendments discussed herein, which filing the Company would make promptly after the Annual Meeting. The Board also intends to adopt amendments to the Company’s Third Amended and Restated By-laws, as amended (the “By-laws”) that would make the By-laws consistent with the proposed amendment to eliminate the classified Board.

Vote Required

For this proposal to be approved by stockholders, at least a majority of the votes present at the Annual Meeting virtually or by proxy and entitled to vote on the matter must be voted in its favor. Abstentions will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a vote against this proposal. Broker non-votes will have no impact on the outcome of this proposal.

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22	2023 Proxy Statement

Proposal 3 – Say on Pay

Election of Directors	FOR each director nominee
Proposal Advisory Vote on Named Executive Officer Compensation	Board Recommendation The Board of Directors recommends a vote FOR approval of the non-binding resolution on executive compensation noted below.	√

PROPOSAL SUMMARY

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and narrative descriptions that accompany those tables in this Proxy Statement, is hereby approved.”

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking an advisory vote on a non-binding resolution from our stockholders on the compensation of our executive officers whose compensation is included in the Summary Compensation Table of this Proxy Statement (our “named executive officers”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement.

At our Annual Meeting held in 2022, our stockholders approved the compensation of our named executive officers as disclosed in our 2022 Proxy Statement in a non-binding “say on pay” advisory vote by over 98 percent of the votes cast. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinion of our stockholders, and will consider the outcome of the vote, along with other input from our stockholder engagement efforts, when making future compensation decisions for our named executive officers. We hold an advisory “say on pay” vote every year based on a previous advisory vote regarding frequency, and we are seeking a separate advisory vote regarding that frequency for the next six-year period at this year’s Annual Meeting.

As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have structured our executive compensation program to retain, engage and attract talented individuals and motivate them to create long-term stockholder value by achieving performance objectives and strategic goals and appropriately managing risk. Our program is designed to:

●	Closely link compensation with Company financial performance targets and achievement of individual objectives
●	Drive our key business strategies
●	Align the interests of our executives with our stockholders, with a focus on long-term value creation
●	Provide competitive compensation opportunities that retain, engage and attract talented people

In the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” we describe our executive compensation programs in more detail, including the philosophy and business strategy underpinning the programs, the individual design elements of the compensation programs, and information about how our compensation plans are administered. We encourage stockholders to review this section of the Proxy Statement.

Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives linked to financial performance metrics. We have chosen

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Proposal 3 – Say on Pay

the selected financial performance metrics to align the compensation of our named executive officers to our business strategy and stockholder value.

The Compensation Committee regularly reviews best practices related to executive compensation to ensure a close alignment between our business strategy and executive compensation opportunities. We consistently review, and as appropriate make changes to, our executive compensation programs to ensure that the proportion of short- and long-term incentive compensation that is based upon objective business performance results remains significant, and maintain a close alignment between business performance measures for incentive compensation awards and our Company’s core strategic objectives.

For 2022, the Compensation Committee set financial performance target levels for short-term incentive compensation awards that required significant year-over-year improvement over our 2021 results. The financial performance target levels set by the Compensation Committee for the long-term incentive compensation awards with the three-year performance period that began in 2022 required significant improvement and sustained high level of performance relative to our 2021 results.

As illustrated by these actions, the Compensation Committee has strived to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term stockholder value and appropriately incentivizing performance of our management team. Our Compensation Committee and the Board of Directors believes that the policies and programs described in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our strategic objectives and have contributed to our positive financial performance.

Vote Required

For this proposal to be approved by stockholders, at least a majority of the votes present at the Annual Meeting virtually or by proxy and entitled to vote on the matter must be voted in its favor. Abstentions will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a vote against this proposal. Broker non-votes will have no impact on the outcome of this proposal.

Effect of Proposal

Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors and will not require the Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The Board of Directors and the Compensation Committee value the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors and the Compensation Committee will carefully consider the outcome of the advisory vote on named executive officer compensation and those opinions when making future compensation decisions.

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Proposal 3 – Say on Pay

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation programs are designed to pay for performance, deliver positive business results and long-term business outcomes, align our executive officers’ interests with those of our stockholders, and retain, develop and attract skilled executives in a competitive market all while appropriately managing risk.

For 2022, JBT continued to administer our existing short- and long-term incentive compensation programs in alignment with our financial and operational strategies. A significant portion of our named executive officers’ compensation is directly related to our business results and stock price performance. This ensures a close correlation of the financial interests of our named executive officers with the interests of our stockholders.

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, as well as the specific compensation paid during fiscal year 2022 to the executives listed below, referred to as “named executive officers”.

●	Brian A. Deck – President and Chief Executive Officer
●	Matthew J. Meister – Executive Vice President and Chief Financial Officer
●	Robert J. Petrie – Executive Vice President and President, Protein
●	David C. Burdakin – Executive Vice President and President, AeroTech
●	James L. Marvin – Executive Vice President, General Counsel and Assistant Secretary
●	Carlos Fernandez – Former Executive Vice President and President, Diversified Food & Health

2022 Compensation Highlights

Highlighted below are features of our executive compensation program that we continued in 2022, consistent with our philosophy of aligning executive compensation opportunities with the interests of our stockholders.

●	Maintained strong incentive plan emphasis on business results.

For 2022, 75% of the Short-Term Incentive award (MIP) that could be earned by our named executive officers was based on improvement in key business performance metrics closely tied to achievement of our Elevate 2.0 strategic objectives (EBITDA, EBITDA margin and FCF), and 60% of the value of annual LTIP awards issued to our named executive officers was based on the achievement of improvement in EPS and sustained ROIC over a three-year period.

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Proposal 3 – Say on Pay

●	Set financial targets to require continued performance improvement.

Our Compensation Committee established 2022 performance targets under the MIP requiring continued year-over-year growth in EBITDA, improvement in EBITDA margin, and achievement of target free cash flow as a percent of the Company’s net income. The LTIP awards issued to our named executive officers in 2022 set aggressive targets for EPS performance while sustaining a high level of ROIC.

●	Balance division performance targets and full Company performance targets for named executive officers with division management roles.

For 2022, performance targets for MIP awards for our named executive officers who manage business divisions were weighted 15% – 30% on corporate performance and 70% – 85% on division performance to appropriately balance the objectives established for the divisions these executives manage while still providing meaningful incentives for their contributions to the success of overall corporate performance objectives.

2022 Performance Results

The achievement of the performance metrics used in our incentive compensation plans in 2022 are set forth in the table below. For a description of the performance metrics and adjustments, see — “Performance Metrics Used in our Incentive Compensation Plan.” Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for 2022 for a full description of our 2022 financial results.

Performance Metrics

Short-Term Incentive Compensation	2022 Target	2022 Results (1)
EBITDA (in millions)	$300.0	$283.0
EBITDA Margin	14.0%	12.9%
FCF	75.0%	54.0%

Long-Term Incentive Compensation	2020 - 2022 Target	2020 - 2022 Results (1)
Cumulative EPS	$15.92	$12.42
Average ROIC	12.1%	10.2%

Long-Term Incentive Compensation	2021 - 2022 Target	2021 - 2022 Results (1)
Year 1 (2021)
Diluted EPS	$4.38	$3.82
ROIC	12.0%	9.5%
Year 2 (2022)
Diluted EPS	$5.13	$4.07
ROIC	12.0%	10.8%

(1) EBITDA and FCF are non-GAAP financial measures. In addition, EBITDA and EBITDA Margin results were adjusted for purposes of short-term incentive compensation to eliminate the financial impact of restructuring charges (not including impairment), pension expense other than service cost, M&A related costs and the financial impact of acquisitions completed in 2022, the impact of the expense from the Company’s inventory valuation method of Last in First Out (LIFO), and the impact of foreign exchange translation on the Company’s financial results. FCF results were adjusted to eliminate the financial impact of acquisitions completed in 2022 and the acceleration of cash taxes paid in 2022 due to the implementation of changes in the US tax code. EPS and ROIC results were adjusted for purposes of long-term incentive compensation to account for restructuring charges (not including impairment), M&A related costs and the financial impact of acquisitions completed in 2022, the impact of the expense from the Company’s inventory valuation method of LIFO, and the impact of foreign exchange translation on the Company’s financial results.

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Proposal 3 – Say on Pay

Short-Term Performance Metrics Payouts

Our 2022 performance metrics for our short-term incentive compensation awards made under our management incentive plan (“MIP”) to our named executive officers had targets that required continued year-over-year growth in our earnings before interest, taxes, depreciation, and amortization (“EBITDA”), improvement in our EBITDA margin, and achievement of free cash flow conversion (“FCF”) performance.

Demonstrating our pay-for-performance philosophy, our 2022 financial performance impacted performance-based compensation as follows:

Our performance, with respect to EBITDA, EBITDA margin and FCF, did not achieve the targets under the MIP due primarily to unprecedented challenges associated with supply chain disruptions, high inflation, and labor availability.

The 75% portion of MIP awards based on these performance metrics paid out at 33% of the target award amounts for our named executive officers. The remaining 25% portion of MIP awards was based on performance against personal performance objectives as determined by the Compensation Committee, in the case of Mr. Deck, and as recommended by Mr. Deck and approved by the Board in the case of all other named executive officers. See “Determination of PPI Payout” below.

2022 Corporate Short-Term Incentive Compensation Financial Performance Metrics

		0% Payout	100% Payout	250% Payout	2022	Payout
Performance Measures	Weight	of Target	of Target	of Target	Performance	Result
EBITDA	50%	$260.0	$300.0	$345.0	$283.0	57%
EBITDA Margin	25%	13.6%	14.0%	15.5%	12.9%	0%
FCF	25%	50.0%	75.0%	150.0%	54.0%	16%
Financial Measures Earned Payout (75% of Total MIP Calculation)						33%

Long-Term Performance Metrics Payouts

For our annual performance-based long-term incentive plan (“LTIP”) awards granted to our named executive officers in 2022, a three-year measurement period was used. Thus, the performance-based compensation derived from the annual 2022 LTIP awards will not be determinable until after the end of 2024. The performance goals for the annual performance-based LTIP awards issued in 2022 were set at target levels that would require growth in cumulative EPS and strong average operating ROIC results over the three-year period ending on December 31, 2024.

The three-year performance period for the performance-based RSUs granted to our named executive officers in 2020 ended on December 31, 2022. In February 2023, the Compensation Committee evaluated the results of the three-year performance period for the performance RSUs granted in 2020. It was determined that we achieved a cumulative EPS of $12.42 over the three-year performance period, which is below threshold. Further, it was determined that we achieved 10.2% average ROIC over the three-year performance period, which represents 53% of our target for average ROIC. The cumulative EPS measure is weighted 70% and the average ROIC measure is weighted 30%. As a result, the performance-based RSUs for the 2020 – 2022 period were earned at 16% of target.

2020 – 2022 Long-Term Incentive Compensation Metrics

					2020-2022
	0% Payout of	100% Payout of	200% Payout	2020-2022	Performance as
Performance Measures	Target Grant	of Target Grant	of Target Grant	Performance	a % of Target
Cumulative EPS	$13.62	$15.92	$19.83	$12.42	0%
Average ROIC	9.1%	12.1%	15.1%	10.2%	53%
Earned Payout					16%

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Proposal 3 – Say on Pay

In 2021, a special two-year performance-based RSU award was made to our named executive officers and other eligible employees. After evaluating the ongoing impact of the COVID-19 pandemic on our business, and the substantial impact it had on the three-year performance-based RSUs granted in 2018, 2019 and 2020, the Compensation Committee and the Board sought to strike a fair balance between recognition of the substantial effort and accomplishments of management-level employees and the adverse impacts experienced by our stockholders, customers, suppliers, and other employees. Despite the continued impact of COVID-19 on our financial results for 2021, the Compensation Committee did not adjust the financial performance metrics or targets in our outstanding incentive compensation awards.

This special performance-based RSU award was designed to provide a supplemental performance-based incentive as a retention tool in a competitive labor market and to focus on a mid-term performance period (2 years) that the Compensation Committee believed was important in our recovery from the COVID-19 impacted periods. Payout of the special performance-based RSU award was contingent on achieving aggressive goals for increased growth in EPS and ROIC.

The two-year performance period for the special performance-based RSUs granted to our named executive officers in 2021 ended on December 31, 2022. In February 2023, the Compensation Committee evaluated the results of the two-year performance period for the special performance-based RSUs granted in 2021. It was determined that we achieved $3.82 EPS in Year 1 of the award, which is below threshold, and 9.5% average ROIC, which is 23% of target. The combined attainment for Year 1 of the award for EPS and ROIC was 7% of target. In Year 2, we achieved $4.80 EPS, which is 62% of target, and 10.8% ROIC, which is 69% of target. The combined attainment for Year 2 of the award is 64%. As a result of the average combined attainment of Year 1 and Year 2, the special performance-based RSUs for the 2021 – 2022 period were earned at 36% of target. The EPS measure is weighted 70% and the ROIC measure is weighted 30% for the special performance-based RSUs.

2021 – 2022 Special Award Long-Term Incentive Compensation Metrics

					2021-2022
	0% Payout of	100% Payout of	200% Payout	2021-2022	Performance as
Performance Measures	Target Grant	of Target Grant	of Target Grant	Performance	a % of Target
Year 1 (2021)
Diluted EPS	$4.00	$4.38	$4.95	$3.82	0%
ROIC	9.0%	12.0%	15.0%	9.5%	23%
Combined Attainment (2021)					7%
Year 2 (2022)
Diluted EPS	$4.28	$5.13	$6.54	$4.80	62%
ROIC	9.0%	12.0%	15.0%	10.8%	69%
Combined Attainment (2022)					64%
Total Award Earned Payout					36%

Principles of our Executive Compensation Program

Our compensation program is designed around the following principles:

●	Executive compensation is performance-based.

Our executive compensation program closely links a substantial portion of an executive’s compensation with Company financial performance targets and achievement of individual objectives.

●	Performance metrics are designed to promote achievement of stretch objectives but not to incentivize undue risk-taking by our executive management team.

The performance metrics in our incentive compensation plans are designed to create incentives to drive our key business strategies in our Elevate 2.0 strategic plan. The performance metrics are intended to correlate with enterprise value growth and earnings growth.

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●	Long-term compensation incentives represent a significant portion of executive compensation.

At-risk long-term compensation in the form of annual equity based LTIP grants, 60% of which are contingent on financial performance metrics over a three-year period, along with stock ownership guidelines, align the interests of our named executive officers with our stockholders and provide proper motivation for enhancing both short-term and long-term stockholder value.

●	Compensation opportunities are competitive.

We seek to provide competitive compensation opportunities that retain and attract talented people. We generally target the 50th percentile or median level of the market for all elements of compensation with the possibility of above market short-term incentive and long-term incentive payments for outstanding performance. We target below or above the 50th percentile in select cases on key elements of compensation where appropriate based on individual experience, impact and performance.

The following table illustrates what we do and what we do not do, consistent with our executive compensation principles:

WHAT WE DO		WHAT WE DON’T DO
√	High percentage of executive compensation is tied to performance with caps on all incentive plan payouts.	x	Our executive severance agreements do not include excise tax gross-up provisions.
√	Performance metrics are designed to promote achievement of stretch objectives and alignment with value creation.	x	Our executive severance agreements do not provide single-trigger change-in-control severance benefits
√

We generally target the 50th percentile or median level of the market for all elements of executive officer compensation against an appropriate peer group, and in select cases we target below or above the 50th percentile where appropriate based on individual experience, impact and performance.

		x	Our incentive programs do not encourage excessive risk taking.
		x	We do not allow our directors, executive officers or other employees to engage in any hedging or pledging transactions involving Company securities.
√	Each of our executive officers is required to comply with stock ownership guidelines requiring a meaningful investment in the Company’s long-term prospects.	x	Our incentive programs do not make payouts based on financial metric results below threshold level performance.
√

Our compensation programs give our Compensation Committee the right to “claw back” awards to our executive officers in the event of conduct prejudicial to the Company or a restatement of our financial results.

		x	We do not grant excessive or high-value perquisites to executives.

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In addition to direct compensation in the form of base salaries, short-term incentive cash awards and long-term equity awards, we provide various forms of indirect compensation. Each of our named executive officers is eligible for severance and change-in-control payments upon termination as appropriate. These agreements are designed to ensure we can retain and attract executive talent and to permit our senior executives to remain focused on value creation for stockholders in the event of a potential change-in-control event. We also provide retirement benefits (primarily via defined contribution plans) and a limited number of perquisites to our named executive officers. All of these program designs are periodically reviewed against our peer group practices by our Compensation Committee with the assistance of the Committee’s independent compensation consultant. Only one of our named executive officers has an employment contract, who is domiciled and based in Sweden.

Compensation Setting Process

Our Compensation Committee makes all final compensation decisions regarding our named executive officers. Each of our compensation plans and agreements for executive officers was reviewed and approved by our Compensation Committee. All of the members of our Compensation Committee are independent directors as defined by the listing requirements of the New York Stock Exchange. Under its charter, our Compensation Committee has the authority to engage the services of outside consultants, experts and others to assist the committee’s fulfillment of its responsibilities. In 2022, the Compensation Committee engaged Meridian, an independent compensation consultant, to provide expertise on pay philosophy, prevailing market practices and relevant regulatory mandates and to assist the Committee’s efforts to make compensation decisions that were aligned with the interests of our stockholders. Our Chief Executive Officer and our Executive Vice President, Human Resources also provide input on compensation programs and policies and our Chief Executive Officer makes recommendations to the Compensation Committee with regard to compensation for our named executive officers that report to him.

To ensure clear alignment between plan design, executive incentives, and stockholder objectives, the Compensation Committee conducted a comprehensive review of the Executive Compensation Program in 2022. The purpose of the study was to ensure our Executive Compensation Program supports our Pay-for-Performance philosophy, drives business results and is competitive with market practices. The scope of the project included a review of the metrics used in the MIP and LTIP plans as well as the types of equity vehicles in the LTIP. The last in-depth study of MIP and LTIP incentive plan designs and metrics took place in 2014, with changes implemented in 2015. The following elements of the Executive Compensation Program were included in the 2022 analysis:

●	Management Incentive Plan (MIP)
●	Long Term Incentive Plan (LTIP)
●	Executive Pay Plan
●	Executive Severance Program
●	Executive Perquisites
●	Pay Philosophy
●	Peer group criteria and companies selected

The review process was led by the Executive Vice President, Human Resources in partnership with Meridian, the Committee’s independent compensation consultant. As a result of the review, to be consistent with market findings, beginning in 2023 a relative market measurement will be added to the performance-based equity awards within the LTIP program. The Relative Total Stockholder Return (“rTSR”) measurement will be added as a modifier to the performance-based equity awards to measure our performance as compared to an industry specific comparator group. The rTSR metric will serve as a modifier to the cumulative performance results over the three-year performance period. The modifier may increase or decrease the payout depending on Company performance as compared to the determined peer set. Included in the program changes, time-based equity awards will change to a three-year ratable vesting schedule from the current three-year cliff vesting beginning with the 2023 annual equity awards (the performance-based equity awards will remain at a three-year cliff vesting).

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Allocation of Pay Between Short- and Long-Term

Our compensation programs are designed in a manner that provides incentives to our named executive officers to achieve short- and long-term financial, operating and strategic objectives. To foster a long-term view among our executives, our compensation programs provide longer-term incentives in the form of equity incentive compensation with a three-year vesting requirement and a variable performance-based component. The ultimate value of these long-term incentives on vesting to an executive depends upon our financial performance over a three-year period and on the market value of the equity after the end of the vesting period. That value is largely dependent upon our Company’s future performance and market dynamics.

As shown in the charts below, 53% of the target compensation of our Chief Executive Officer and, on average, 43% of the target compensation of our other named executive officers was linked to short-term and long-term performance-based incentives for 2022. An additional 28% of our Chief Executive Officer’s target compensation, and 18% (on average) of our other named executive officers’ target compensation consist of time-based LTIP awards that are tied to the value of our Common Stock at the end of a three-year vesting period. Time-based LTIP awards are at risk of forfeiture until the vesting date.

These equity grants, in combination with the three-year performance period and our executive stock ownership requirements, reflect our program’s goals of rewarding our named executive officers for long-term performance — which aligns the interests of our named executive officers with the interests of our stockholders.

In total, and as noted below, 81% of our Chief Executive Officer’s target compensation, and 61% of the target compensation of our other named executive officers, is “at-risk” compensation.

The amounts shown above for “at-risk” compensation include MIP cash incentives based on total target award levels and performance-based and time-based LTIP equity incentives based on grant date fair value. Those target award levels are also used in the calculation of percentages of total compensation.

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Competitive Positioning of NEO Compensation

Our compensation philosophy is to generally set total target compensation for our named executive officers near the 50th percentile of compensation for similar positions at peer group companies. In select cases we may target below or above the 50th percentile where appropriate based on individual experience, impact, and performance. For our named executive officers, total target compensation includes base pay, annual cash incentive compensation (MIP), and long-term incentives (LTIP) in the form of time and performance-based RSUs.

We utilize comprehensive compensation surveys and proxy data to compare each element of pay and total target compensation for each of our named executive officers against compensation of comparable positions at peer companies. Each named executive officer’s total target compensation opportunity generally is designed to approximate market median benchmark levels, with differences based on position, individual experience, impact and performance. The allocation between the elements of compensation — base pay, annual cash incentive compensation and long-term equity award value — may vary from the market in individual cases but is established in a way that keeps total target compensation consistent with the market.

When it determined 2022 target compensation levels for our named executive officers in February 2022, the Compensation Committee utilized compensation survey data and publicly disclosed proxy data supplied to the Committee by its independent consultant, Meridian. The Compensation Committee reviews this external market benchmarking data to compare our executive officer compensation against executive officer compensation paid by a peer group of industrial manufacturing and service companies.

The peer group includes companies that are of similar size and companies that engage in the food or transportation businesses that we believe compete with some of our businesses for customers, suppliers, executive talent and, ultimately, investors, and which provides a representative sample for comparison of executive pay levels, design practices, and financial and stock performance.

The revenue of the peer companies ranged from $709 million to $3.50 billion as of 2021 fiscal year end, with a median of $1,896 billion. Our Company’s global revenue was $2.17 billion in 2022. Although the companies included in the survey varied in revenue size and market capitalization, the survey utilized regression analysis to develop size-adjusted values for each element of compensation. The Compensation Committee reviews the peer group annually. For 2022 named executive officer compensation, the peer group consisted of the following 24 industrial companies, which was approved by the Compensation Committee after consulting with the Committee’s independent compensation consultant, Meridian. The Compensation Committee reviewed the peer group in 2022, following the determination of our NEOs' 2022 target compensation, and made several changes to the peer group for 2023. The Compensation Committee removed two peers (Welbilt, Inc. and SPX Flow), since the companies were acquired in 2022, and added two companies (Kennametal Inc. and Marel).

Applied Industrial Technologies, Inc.	The Middleby Corporation
Barnes Group Inc.	Moog Inc.
Chart Industries, Inc.	Mueller Water Products, Inc.
Crane Holdings, Co.	Nordson Corporation
Curtiss-Wright Corporation	SPX Technologies, Inc.
Donaldson Company, Inc.	SPX FLOW, Inc.
EnPro Industries, Inc.	Tennant Company
Federal Signal Corporation	TriMas Corporation
Hillenbrand Inc.	Valmont Industries, Inc.
IDEX Corporation	Welbilt, Inc.
ITT Inc.	Woodward, Inc.
Kaman, Corporation	Zurn Elkay Water Solutions Corporation

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Performance Metrics Used in our Incentive Compensation Plan

Incentive compensation awards to our named executive officers in 2022 were based on performance targets tied to our continued year-over-year growth in EBITDA, improvement in EBITDA margin, achievement of FCF performance, our three-year EPS target and sustaining a high level of ROIC over a three-year period. For the named executive officers with divisional responsibilities, the performance targets were tied to a blend of their divisions’ continued year-over-year growth in EBITDA, improvement in EBITDA margin, achievement of FCF performance and overall corporate performance on such measures.

A description of each of these metrics is as follows:

●	EBITDA is operating income plus depreciation and amortization. EBITDA growth is one of our primary internal performance measures designed to align incentive opportunities with our internal benchmark for generating operating cash flow.
●	EBITDA margin is operating income plus depreciation and amortization as a percentage of total revenue. We utilize EBITDA margin as a performance metric because it measures our ability to convert revenue into income.
●	Free cash flow conversion (FCF) is the sum of cash provided by continuing operating activities less capital expenditures, net of proceeds from disposal of assets, plus pension contributions divided by the net income from continuing operations.
●	Annual EPS is the after-tax earnings generated from continuing operations divided by the total number of our diluted shares of our outstanding Common Stock. The EPS award results are annually assessed with that year’s EPS goals and averaged over the specified three-year period. As an incentive measure, we believe that linking sustained EPS growth to compensation helps us drive our executive officers to improve overall earnings.
●	Annual operating ROIC takes our net income and after-tax net interest (or tax impacted EBIT) as a percentage of our average invested capital. Our average invested capital is the average month end sum of debt (net of cash equivalents) and equity (adjusted for accumulated other comprehensive pension income (or loss)). The ROIC award results are annually assessed with ROIC goals and averaged over the specified three-year period. We utilize average operating ROIC as a performance metric because it measures how efficiently and effectively we use capital to generate profits.

Since our financial performance metrics are based on year-over-year improvements as well as average improvements over a three-year period, we preserve flexibility to adjust certain of these measures, when approved by our Compensation Committee, to account for the cumulative effect of unusual or non-recurring items, such as changes in tax law or accounting principles, charges relating to restructuring our businesses, significant acquisitions and divestitures, and foreign exchange movements.

To set our 2022 targets, for purposes of making year over year comparisons we used our 2021 results as the 2022 baseline. In the determination of our 2022 results for the performance-based incentive compensation awards, the Compensation Committee approved certain adjustments to account for unusual and non-recurring items.  With respect to short-term performance metrics, we excluded the financial impact of restructuring charges (not including impairment), pension expense other than service cost, M&A related costs and the financial impact of acquisitions completed in 2022, the impact of the expense from the Company’s inventory valuation method of Last in First Out (LIFO), and the impact of foreign exchange translation on the Company’s financial results. For long-term performance metrics, we excluded restructuring charges (not including impairment), M&A related costs and the financial impact of acquisitions completed in 2022, the impact of the expense from the Company’s inventory valuation method of Last in First Out (LIFO), and the impact of foreign exchange translation on the Company’s financial results.

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Components of Compensation Program

The following table presents in summary form each of the components of our named executive officer’s compensation for 2022 and briefly describes the purpose and characteristics of each of these components.

Component	Base Salary	Management Incentive Plan (“MIP”) Awards	Long-Term Incentive Plan (“LTIP”) Awards	Perquisites/ Health Wellness Incentives	Retirement Benefits
Purpose	Base Salary Level of Compensation	Incentive to drive Near-Term Performance	Incentive to Drive Long-Term Performance	Enhance Productivity & Development	Income Certainty & Security
Strategic Alignment	Aligns with level of responsibility, experience and sustained individual performance	Achievement of financial performance metrics and objectives important to the success of divisions and overall performance	Aligns with our long-term strategic plan and provides a retention incentive	Provides executive with a limited amount of selected benefits	Provides an appropriate level of income upon retirement
Target	Fixed Cash Component	Fixed Percentage of Base Salary	Fixed Cash Value Equity Opportunity	Variable	Percentage of Base Salary
Form of Delivery	Cash	Cash	Performance-based RSUs (60%) Time-based RSUs (40%).	Various	Cash
Company Performance	NA	BPI: 0% - 250% PPI: 0% - 200%	Performance-based RSUs 0% - 200%	NA	NA
Additional Characteristics	Competitive with our peer group median (size adjusted)	Designed to reward for meeting or exceeding business (BPI) and personal (PPI) performance measures	Ultimate value depends on our performance against pre-established financial goals measured our stock price at the end the vesting period	Personal benefits for NEO that are not related to job performance	Varies based on plan eligibility and country

In addition to the components in the table, our executive officers are eligible for potential payments upon a change-in-control of the Company. This encourages executives to operate in the best interests of stockholders in the event of a change-in-control. Payments are contingent in nature and payable only if an executive officer’s employment is terminated or adversely impacted as specified under the change-in-control provisions of various plans.

Executives are also eligible for other potential post-employment payments. This includes potential payments under scenarios of death, disability, retirement or termination without cause. Payments are contingent in nature and payable only if executive officer’s employment is terminated under the arrangements of various plans.

Base Salary

The Compensation Committee established 2022 base salary by taking into consideration the following factors: market data and each named executive officer’s experience, contribution and proficiency in their respective roles. Based on these factors, the Compensation Committee in February 2022 approved merit increases for named executive officers ranging from 2.2% to 5.9%. The 2022 merit increases aligned each of our executive officer’s salary with market.

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We emphasize performance-based compensation for our named executive officers; therefore, we generally provide only modest annual increases in base salary, unless an officer’s base salary is significantly lower than the comparable executive compensation market data.

Annual Cash Incentive Compensation

Our MIP component of our Incentive Compensation Plan is a variable cash-based incentive plan designed to focus management on performance factors important to our overall performance and to the continued success of our business units.

Payout Opportunity

Target percentage amounts for annual MIP awards are based on survey and peer group market data. The Compensation Committee set the 2022 MIP award target percentages (expressed as percentage of base salary) for each of our named executive officers. The highest percentage, 100%, was for Mr. Deck, and our other named executive officers had MIP target percentages ranging from 55% to 65% of base salary.

Performance Measures and Weight

For 2022, our annual MIP opportunity was weighted primarily toward business performance (75%), referred to as the “BPI” component, and secondarily to individual performance (25%), referred to as the “PPI” component. Our Compensation Committee reviews and approves BPI targets for our MIP award program annually utilizing measures it believes correlate highly to enterprise value growth and total stockholder returns.

For 2022 MIP awards for all of our named executive officers, we utilized continued significant year-over-year growth in EBITDA, improvement in EBITDA margin, and achievement of FCF performance, with variations in weighting designed to address specific areas of focus within different divisions.

●	For all named executive officers, EBITDA was weighted at 50% of the total BPI component, with EBITDA margin and FCF each weighted at 25%.

Annual MIP award opportunities for our named executive officers who had division management responsibilities also utilized division MIP targets for EBITDA, EBITDA margin and FCF, with variations in corporate target weighting relative to specific corporate level responsibilities and cross-business objectives.

●	For Mr. Burdakin, business performance against corporate BPI targets was weighted 30% and against AeroTech division BPI targets was weighted 70%.
●	For Mr. Fernandez’s tenure as EVP Diversified Food & Health, business performance against corporate BPI targets was weighted 15%, against FoodTech BPI targets was weighted 15%, and against Diversified Food & Health business BPI targets was weighted 70% (changed to 100% corporate BPI targets for the period after he assumed his role as EVP, Sustainability and End Market Development).
●	For Mr. Petrie, business performance against corporate BPI targets was weighted 15%, against FoodTech BPI targets was weighted 15%, and against Protein business BPI targets was weighted 70%.

The Compensation Committee established a range from “0.00” (at or below threshold) to “2.50” (performance far in excess of plan) for performance against each of these measures. Achievement of target performance for any metric would result in a “1.00” BPI rating. There was a minimum level for each measure below which a participant receives 0% of the target award, and correspondingly a maximum performance level which, even if exceeded, would not generate more than 250% of the BPI portion of the target award. In between the minimum and maximum performance targets, the performance level of each measure is plotted on a predefined curve that indicates the percent of the target award that should be awarded. The performance achieved on each measure is added together and divided by the number of measures to determine the actual percentage payout of the target award amount.

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The following charts provide the performance curves for the corporate BPI targets for 2022:

The slope of each of the curves reflects the Compensation Committee’s desire to reward above-target performance.

Determination of BPI Payout

Messrs. Deck, Meister and Marvin received a corporate-wide BPI rating that was based on our consolidated results. Messrs. Burdakin, Fernandez and Petrie have division management roles, and for 2022 their BPI rating was based in part on consolidated results and in part on division results.

For 2022 MIP awards, the following table shows the overall Company and division performance measures used for BPI and our performance against each of these performance measures (adjusted in the manner described under “Performance Metrics Used in our Incentive Compensation Plans” above).

Overall Company Performance Measures
	0% Payout of	100% Payout of	250% Payout	2022		BPI
	Target BPI	Target BPI	of Target BPI	Performance	Weight	Payout
EBITDA	$260.0	$300.0	$345.0	$283.0	50%	57
EBITDA Margin	13.6%	14.0%	15.5%	12.9%	25%	0
FCF	50.0%	75.0%	150.0%	54.0%	25%	16
Total BPI Rating						33

FoodTech Division Performance Measures
	0% Payout of	100% Payout of	250% Payout	2022		BPI
	Target BPI	Target BPI	of Target BPI	Performance	Weight	Payout
EBITDA	$273.1	$314.1	$357.6	$292.0	50%	46
EBITDA Margin*	18.4%	19.2%	21.2%	18.1%	25%	0
FCF	70.0%	105.0%	165.0%	82.1%	25%	41
Total BPI Rating						33

AeroTech Division Performance Measures
	0% Payout of	100% Payout of	250% Payout	2022		BPI
	Target BPI	Target BPI	of Target BPI	Performance	Weight	Payout
EBITDA	$44.0	$56.0	$80.0	$48.4	50%	36
EBITDA Margin	8.5%	10.0%	13.0%	8.4%	25%	0
FCF	60.0%	85.0%	130.0%	12.5%	25%	63
Total BPI Rating						34

Determination of PPI Payout

The PPI rating is based on the achievement by an executive officer of personal performance objectives. A broad range of factors, quantitative and qualitative in nature, may be considered in this PPI rating assessment, including corporate and operations level cost control, strategic initiatives, operational objectives regarding market development and growth, margin improvement and revenue growth as well as objectives relating to restructuring, compliance, litigation, integration, environmental, safety, governance, and DEIB.

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These objectives differ from those utilized to determine performance ratings for establishing an executive officer’s base salary described above under “Components of Compensation Program — Base Salary.”

Our Chief Executive Officer provided the Compensation Committee his recommendation with respect to the PPI ratings for the performance of individual objectives for each of the other named executive officers. For our Chief Executive Officer, the Compensation Committee solicits feedback from the independent directors, evaluates his performance in executive session, and uses that assessment to recommend his PPI rating to the independent directors. In determining our Chief Executive Officer’s individual performance PPI rating, the independent directors evaluated his performance on a variety of objectives tied to:

●	Strategy deployment/Business innovation;
●	Operational improvement;
●	Management and Organization;
●	Portfolio considerations; and
●	ESG

Each of our named executive officers received a PPI rating ranging from 1.15 to 1.31 for 2022. On average, the PPI portion of the annual MIP award compensation represents less than 7% of the total compensation paid to our named executive officers (as set forth in the Summary Compensation Table below).

Calculation of Total MIP Payout

To illustrate how the annual MIP awards are determined under our compensation programs, making the assumption that an executive officer has a base salary of $400,000, a 60% target, a BPI rating of 75% and a PPI rating of 115%, the executive officer’s annual MIP compensation payment would be calculated in the following manner:

BPI
$400,000 (base salary) x .60 (target) x .75 (BPI weighting) x 75% (Corporate BPI achievement)	$135,000
PPI
$400,000 (base salary) x .60 (target) x .25 (PPI weighting) x 115% (Individual PPI rating)	$69,000
Total MIP Award Compensation:	$204,000

The following table sets forth the potential MIP awards for 2022 at threshold, target and maximum performance levels for our named executive officers, and their actual MIP payouts driven by our overall financial performance in 2022.

	Target MIP					Actual MIP
	Award as a					Payout as a
	% of	MIP Award Opportunity			Actual MIP	% of
Name	Base Salary	Threshold	Target	Maximum	Payout	Target
Brian A. Deck	100%	$0	$900,000	$2,137,500	$517,500	58%
Matthew J. Meister	65%	$0	$301,158	$715,250	$167,143	56%
Robert J. Petrie	60%	$0	$260,488	$618,658	$296,891	114%
David C. Burdakin	60%	$0	$274,824	$652,707	$149,848	55%
James L. Marvin	55%	$0	$228,800	$543,400	$124,696	55%
Carlos Fernandez	60%	$0	$277,947	$660,124	$102,938	37%

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Long-Term Incentive Compensation

By providing our named executive officers with significant compensation opportunities in the form of long-term equity awards under the LTIP, we intend to ensure that a significant portion of our named executive officers’ total target compensation remains at risk and continues to be tied to the creation of value for our stockholders. To date, our LTIP awards have included two or more of the following types of awards: (i) performance-based RSUs, which are tied to the achievement of Company financial goals, (ii) time-based RSUs, which provide executives with an equity stake in our Company, and (iii) performance-based cash awards, which provides a future cash payment opportunity tied to the achievement of Company financial goals. The Compensation Committee periodically reviews the use of performance-based cash awards in long-term incentive compensation, considering, among other things, the available shares under the Incentive Compensation Plan and the extent to which equity awards may dilute existing stockholders. Accordingly, the use of performance-based cash awards may vary from year to year; however, the Compensation Committee has a preference for performance-based equity awards due to the closer alignment of equity incentive awards with stockholder value creation. All LTIP awards made in 2022 were stock-based awards. Each of the annual LTIP awards provide a retention incentive for our named executive officers because they are subject to vesting requirements and are not paid out until the end of a three-year service period. In addition, these awards provide our named executive officers the opportunity to realize financial rewards if our stock price appreciates over the long term.

Earned Payout of 2020 – 2022 Performance RSUs

The three-year performance period for the performance RSUs granted in 2020 ended on December 31, 2022. The table below sets forth the measures (adjusted to exclude certain unusual and non-recurring items in the manner described under “Performance Metrics Used in our Incentive Compensation Plan” above), the potential payouts and the level of achievement of the measures for the 2020 – 2022 performance RSUs granted to our named executive officers.

We achieved cumulative EPS of $12.42 over the three-year performance period, which was below our threshold goal for cumulative EPS, and 10.2% average ROIC over the three-year performance period, which represented 53% of our goal for average ROIC. The cumulative EPS measure is weighted 70% and the average ROIC measure is weighted 30%. As a result, the performance RSUs for the 2020 – 2022 performance period were earned at 16% of target.

					2020-2022
	0% Payout of	100% Payout of	200% Payout	2020-2022	Performance as
Performance Measures	Target Grant	of Target Grant	of Target Grant	Performance	a % of Target
Cumulative EPS	$13.62	$15.92	$19.83	$12.42	0%
Average ROIC	9.1%	12.1%	15.1%	10.2%	53%
Earned Payout					16%

The following table sets forth the target and maximum opportunities and the actual earned shares under the performance RSUs granted to each of our named executive officers in 2020. The earned shares were distributed to our named executive officers on March 10, 2023:

	LTIP Award Opportunity		2020-2022 Performance RSUs
Name	Target Number of Shares	Maximum Number of Shares	% of Target Earned	Number of Shares Earned
Brian A. Deck	5,427	10,854	16%	868
Matthew J. Meister	754	1,508	16%	121
Robert J. Petrie	814	1,628	16%	130
David C. Burdakin	2,744	5,488	16%	439
James L. Marvin	2,171	4,342	16%	347
Carlos Fernandez	2,714	5,428	16%	434

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Earned Payout of 2021 – 2022 Performance RSUs

The Board approved supplemental performance-based RSUs for the named executive officers in 2021 due to the severe effects of COVID-19 on the three-year performance periods for the performance RSUs granted in 2018, 2019 and 2020. The Board determined the amount of such RSUs taking into account the estimated negative impact of COVID-19 on the realizable value of the performance RSUs granted in 2018, 2019 and 2020. The two-year performance period for the supplemental performance RSUs granted in 2021 ended on December 31, 2022.

The table below sets forth the measures (adjusted to exclude certain unusual and non-recurring items in the manner described under “Performance Metrics Used in our Incentive Compensation Plan” above), the potential payouts and the level of achievement of the measures for the 2021 – 2022 performance RSUs granted to our named executive officers.

The two-year performance period for the special performance RSUs granted to our named executive officers in 2021 ended on December 31, 2022. In February 2023, the Compensation Committee evaluated the results of the two-year performance period for the special performance RSUs granted in 2021. It was determined that we achieved $3.82 EPS in Year 1 of the award, which is below threshold, and 9.5% average ROIC, which is 23% of target. The combined attainment for Year 1 of the award for EPS and ROIC was 7% of target. In Year 2, we achieved $4.80 EPS, which is 62% of target, and 10.8% ROIC, which is 69% of target. The combined attainment for Year 2 of the award is 64%. As a result of the average combined attainment of Year 1 and Year 2, the special performance-based RSUs for the 2021 – 2022 period were earned at 36% of target. The EPS measure is weighted 70% and the ROIC measure is weighted 30% for the special performance-based RSUs.

					2021-2022
	0% Payout of	100% Payout of	200% Payout	2021-2022	Performance as
Performance Measures	Target Grant	of Target Grant	of Target Grant	Performance	a % of Target
Year 1 (2021)
Diluted EPS	$4.00	$4.38	$4.95	$3.82	0%
ROIC	9.0%	12.0%	15.0%	9.5%	23%
Combined Attainment (2021)					7%
Year 2 (2022)
Diluted EPS	$4.28	$5.13	$6.54	$4.80	62%
ROIC	9.0%	12.0%	15.0%	10.8%	69%
Combined Attainment (2022)					64%
Total Award Earned Payout					36%

The following table sets forth the target and maximum opportunities and the actual earned shares under the performance RSUs granted to each of our named executive officers in 2020. The earned shares will be distributed to our named executive officers on May 14, 2023, subject to their continued employment through that date:

	LTIP Award Opportunity		2021-2022 Performance RSUs
Name	Target Number of Shares	Maximum Number of Shares	% of Target Earned	Number of Shares Earned
Brian A. Deck	6,171	12,342	36%	2,222
Matthew J. Meister	812	1,624	36%	292
Robert J. Petrie	944	1,888	36%	340
David C. Burdakin	3,394	6,788	36%	1,222
James L. Marvin	2,509	5,018	36%	903
Carlos Fernandez	3,161	6,322	36%	1,138

Determination of 2022 Annual LTIP Award Size and Mix

To determine the appropriate amount of annual LTIP awards for our named executive officers, we target the median level of the market for long-term incentive awards, with the possibility of below or above market awards for experience, outstanding performance, and impact. We also consider internal equity and relative contribution among our named executive officers and make adjustments when appropriate. Using these guidelines, the Compensation Committee sets a target economic value for each named executive officer’s

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LTIP award. In determining the mix of awards, the Compensation Committee considers key business priorities, peer group practices, potential stockholder dilution from equity plans and the usage of shares available under the Incentive Compensation Plan.

In 2022, the annual LTIP awards included two equity components: 60% was a performance-based RSU award and 40% was a time-based RSU award. To determine the number of shares for these equity-based LTIP awards, we divide the target economic value of the equity component by the closing share price of our Common Stock on the grant date. The grant date was the day the Compensation Committee met to approve the target values for 2022 annual LTIP awards for executive officers in February 2022.

The following table sets forth the target and maximum opportunities for the annual performance-based RSU awards, as well as the time-based RSU awards, granted to each of our named executive officers in 2022. The actual payout of the performance-based RSU awards will be determined on the basis of performance goals for each of the years in the three-year performance period ending on December 31, 2024.

		Performance-based RSU 2022 Annual Award
Name	Time-based RSU	Target	Maximum	Total Opportunity
Brian A. Deck	12,243	18,364	36,728	48,971
Matthew J. Meister	2,487	3,730	7,460	9,947
Robert J. Petrie	1,722	2,582	5,164	6,886
David C. Burdakin	1,817	2,726	5,452	7,269
James L. Marvin	1,817	2,726	5,452	7,269
Carlos Fernandez	2,009	3,013	6,026	8,035

Vesting of 2022 LTIP Awards

The ultimate realizable amount of 60% of the annual LTIP awards (the performance-based award) granted to our named executive officers in 2022 will depend upon our achievement against specific performance metrics set by the Compensation Committee in February 2022. The annual LTIP awards are subject to three one-year performance periods ending on December 31, 2024. The percentage of the total performance-based RSU award that will be earned is based on the performance of the Company at the end of each year and the payment is subject to service-based vesting requirements over the full three-year period. The three one-year performance periods and the three-year service requirements puts a meaningful portion of each of our named executive officer’s targeted LTIP award at risk. The other 40% of the LTIP awards granted to our named executive officers will be earned if the named executive officer completes a three-year service-based vesting requirement.

Following satisfaction of the performance conditions and completion of the vesting period, the executive receives ownership and voting rights of the shares of Common Stock underlying the LTIP award. The RSU awards have dividend equivalent rights subject to the same performance and vesting requirements as the underlying RSUs, and are accordingly not paid until the completion of the performance period. The dividend equivalent rights are subject to forfeiture to the same extent as the underlying RSUs if performance and/or vesting conditions are not met. Vesting periods are utilized both as a retention incentive and as a means to align incentives with long-term value creation for stockholders. Time-based RSUs accrue dividends on a quarterly basis.

Performance-Based LTIP Awards Granted in 2022

For performance-based LTIP awards granted in 2022, the performance goals consisted of annual measures for EPS growth and ROIC over a three-year period. The Compensation Committee established a range from “0.00” (at or below threshold) to “2.00” (performance far in excess of plan) for performance against each of these measures. Achievement of target performance for any metric would result in a “1.00” rating. There was a minimum level for each measure below which a participant receives 0% of the target award, and correspondingly a maximum performance level which, even if exceeded, would not generate more than 200% of the target award. In between the minimum and maximum performance targets, the performance level of each measure is plotted on a predefined curve which indicates the percent of the target award that should be earned. The EPS measure is weighted 70%, and the average ROIC measure is weighted 30%, and the two

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weighted measures are added together to determine the actual percentage payout of the target award amount. The performance period for these measures is three years.

The following charts provide the annual performance curves for EPS for the performance-based RSU awards granted in 2022 with the performance period ending December 31, 2024:

The following chart provides the annual performance curve for average ROIC for performance-based RSU awards granted in 2022:

Performance Goals and Potential Payouts for 2021 – 2023 Performance RSUs and 2022 – 2024 Performance RSUs

We have granted performance-based equity awards with a performance period of three years since 2015, and, as a result, we have overlapping performance periods with two additional performance cycles currently in progress. The table below sets forth the measures (adjusted in the manner described under “Performance Metrics Used in our Incentive Compensation Plans” above) and the potential payouts for the 2021 – 2023, and 2022 – 2024 performance RSU awards to our named executive officers. The annual EPS measure for the 2021 and 2022 awards is weighted 70% and the average ROIC measure is weighted 30%. The payout of the performance RSUs granted in 2021 will not be determinable until after the performance period is

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completed on December 31, 2023, and the payout of the performance RSUs granted in 2022 will not be determinable until after the performance period is completed on December 31, 2024.

2021 - 2023 Performance Period
	0% Payout of	100% Payout of	200% Payout of
Performance Measures	Target Grant	Target Grant	Target Grant
3 Year EPS
Year 1	$3.93	$4.31	$4.75
Year 2	$3.93	$4.74	$5.94
Year 3	$3.93	$5.21	$7.43
3 Year Average ROIC	9.0%	12.0%	15.0%

2022 - 2024 Performance Period
	0% Payout of	100% Payout of	200% Payout of
Performance Measures	Target Grant	Target Grant	Target Grant
3 Year EPS
Year 1	$4.09	$4.53	$5.20
Year 2	$4.26	$5.21	$6.45
Year 3	$4.43	$5.73	$7.33
3 Year Average ROIC	8.5%	11.5%	14.5%

Beginning in 2023, a relative market measurement will be added to the performance-based equity awards within the LTIP program. The Relative Total Stockholder Return (“rTSR”) measurement will be added as a modifier to the performance-based equity awards to measure our performance as compared to an industry specific comparator group. The rTSR metric will serve as a modifier to the cumulative performance results over the three-year performance period. The modifier may increase or decrease the payout depending on Company performance as compared to the determined peer set.

Securities Trading Policy

Our insider trading policy prohibits our directors, executive officers and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, our insider trading policy prohibits our directors, executive officers and other employees from engaging in any transaction involving arrangements to hold our securities in a margin account or pledging them as collateral.

Claw-Back Policy

Our Incentive Compensation Plan gives our Compensation Committee the discretion to “claw-back” or cancel all or a portion of outstanding awards in the event of misconduct prejudicial to the Company or in the event a restatement of our financial results from a prior period, whether as a result of errors, omissions or fraud, results in a prior award’s performance measures no longer being satisfied, or at a different level. This provides the Compensation Committee with the authority to cancel all or a portion of any outstanding awards, whether or not vested or deferred, or to require an executive officer to repay any gain realized or payment received upon the exercise or payment of a prior award.

In September 2019, our Compensation Committee approved the adoption of an updated claw-back policy pertaining to executive officer incentive compensation. Under this policy, in the event that the Company is required to make an accounting restatement to correct an error that is material to previously issued financial statements due to (i) material noncompliance with any financial reporting requirement under the U.S. federal securities laws or (ii) errors, omissions or fraud, the Compensation Committee may take such action as it deems appropriate to recover from an executive officer any or all of the excess incentive compensation that the executive officer was awarded, whether or not the executive officer engaged in misconduct that caused

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the need for a restatement. In addition, in the event of an executive officer’s serious misconduct, the Compensation Committee may take such action as it deems appropriate to recover from the executive officer gains realized or payments received pursuant to incentive plan awards.

“Serious misconduct” for this purpose means any action, failure to act or conduct which would constitute “cause” or a “disqualifying event” under an employment, severance or similar agreement with the Company or an incentive plan, severance plan or similar plan in which the executive officer participates, or any activity that is in competition with the Company’s business or material breach of any confidentiality or restrictive covenant obligations. “Excess incentive compensation” for this purpose means the amount of incentive compensation in excess of what would have been awarded to the executive officer under the circumstances reflected by the restatement. Incentive compensation covered by the claw-back policy includes any cash, equity or equity-based compensation, payment or award under any incentive plan, that was granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure and deemed to be received by an executive officer during the 36-month period preceding the date on which the Company is required to make the restatement, or the 12-month period preceding the serious misconduct. Any right to recoupment under the claw-back policy is in addition to, and not in lieu of, other rights of recoupment available to the Company.

Our claw-back policy is periodically reviewed against market best practices by the Compensation Committee, with the assistance of its independent compensation consultant, Meridian. The Committee will be reviewing the new SEC and NYSE requirements for claw-back policies in 2023.

Impact of Section 162(m) of the Internal Revenue Code on Executive Compensation

When determining total direct compensation packages, the Committee considers all factors that may have an impact on our financial performance, including tax deductibility. Section 162(m) of the Internal Revenue Code limits the amount of the tax deduction public companies may take for compensation paid to certain covered employees, generally including named executive officers, to $1 million in any year per person. While the Committee considers the tax deductibility of compensation as one of many factors, the Committee believes the Company’s interests are best served by not restricting the Committee’s discretion and flexibility to structure compensation programs that provide the named executive officers with competitive incentives to motivate and retain them, as well as reward extraordinary contributions. Achieving these objectives may necessitate paying compensation that in certain cases is not deductible for federal income tax purposes.

Pension Plans

A longer-term element of compensation for two of our named executive officers, Messrs. Marvin and Fernandez, has been an Internal Revenue Service qualified defined benefit plan (the “Pension Plan”) that provides income replacement retirement benefits. At the time of our spin-off from FMC Technologies, Inc. in 2008, we maintained the benefits package offered by our former parent company but we subsequently decided to freeze the Pension Plan effective December 31, 2009. Benefits earned as of that date were frozen; while no additional benefits will accrue for any of our U.S.-based non-bargaining unit production personnel, the benefit earned through that date will be paid when the employee retires. All employees can continue to earn service for vesting purposes and for eligibility for early retirement benefits. The pension freeze also impacts our non-qualified defined benefit plan (the “Non-Qualified Pension Plan”) described below.

The Pension Plan utilizes the same benefit calculation formula for our named executive officer covered by such plan as is used for non-bargaining unit production personnel and administrative and technical staff. Messrs. Marvin and Fernandez have accrued pension benefits under the pension plans as a result of their tenure with our predecessor, FMC Technologies, Inc. and Mr. Fernandez also accrued pension benefits as a result of his tenure with FMC Technologies, Inc.’s predecessor, FMC Corporation. None of the other named executive officers has accrued benefits under the pension plans.

Savings Plans

Most of our United States-based employees, including our named executive officers, are eligible to participate in our tax-qualified savings and investment plan (the “Qualified Savings Plan”). This plan provides an opportunity for employees to save for retirement on both a pre-tax and after-tax basis. Employees exceeding the Internal Revenue Service compensation limit for highly compensated employees can contribute between

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0% and 20% of base pay and eligible incentives through pre-tax and after-tax contributions up to the maximum amount prescribed by law and the plan limits, and employees not considered highly compensated under Internal Revenue Service regulations can also contribute up to 75% of base pay and eligible incentives. In order to maintain a competitive benefit package that will retain and attract employees, we match 150% of the first 1% of each employee’s contributions and 100% of employee contributions between 1% and 6% of pay, for a total matching contribution of up to 6.5% of pay.

Our named executive officers are also eligible to participate in a pre-tax non-qualified defined contribution plan (the “Non-Qualified Savings Plan”), which provides executives and employees who may reach contribution limits imposed by the Internal Revenue Service for the Qualified Savings Plan with the opportunity to participate in a tax advantaged savings plan comparable to the Qualified Savings Plan. The investment options offered to participants in our Non-Qualified Savings Plan are similar to those offered in our Qualified Savings Plan. For a description of the Non-Qualified Savings Plan, please see “Non-Qualified Deferred Compensation Table for Fiscal Year 2022.”

Our named executive officer based in Sweden was eligible for the Swedish ITP2 pension plan for a small portion of 2022. The Swedish ITP2 is a defined benefit arrangement mainly for employees born before 1979. The pension contributions are calculated under the Swedish collectum rules and are based on age, salary, estimated service time, and coordination with previous paid up policies. In addition, our Sweden-based NEO was also eligible for the Alternative ITP pension plan during the same eligibility period of the ITP. The Alternative ITP plan is an arrangement which allow premiums on earning over 7,5 Income Base Amounts (SEK 532,500 in 2022) to be saved in a defined contribution plan. Pursuant to the effective date of the final employment agreement for this appointment, as indicated in the employment agreement, the Sweden-based NEO receives a monthly pension contribution under a defined contribution arrangement into an individual retirement plan. The pension contribution into the individual retirement plan is equal to 20% of the NEO’s fixed monthly salary. Any 2022 pension plan contributions under the defined contribution arrangements are noted in the “All Other Compensation” table below.

Change-in-Control Benefits

We maintain executive severance agreements with each of our other named executive officers that provide them with compensation under certain circumstances in the event of a change-in-control in our ownership or management. The payments generally are based on a multiple of the named executive officer’s base salary and annual short-term incentive and are subject to “double-trigger” conditions, requiring both a “change of control” event and an adverse change in the executive’s employment. The agreements do not include excise tax gross-up provisions. All of our change-in-control agreements condition continuing availability of benefits on compliance with non-compete and non-solicitation provisions. These agreements are designed to ensure that we can retain and attract executive talent and to permit our senior executives to remain focused on value creation for stockholders in the event of a potential change-in-control event. See “Compensation Tables and Explanatory Information — Potential Payments Upon Termination — Potential Payments Upon Change-in-Control” for a further description of the terms and potential amounts payable under these agreements.

The benefits payable under the named executive officers’ executive severance agreements are comparable to benefits for which executives in similar positions at peer companies are eligible under their change-in-control agreements. The competitive nature of these benefits is reviewed and analyzed periodically by our Compensation Committee with the assistance of the Committee’s independent compensation consultant.

Unvested RSUs will vest after the occurrence of a change-in-control only if the RSUs are not assumed by the successor on the effective date of such transaction, the executive officer’s position is terminated within a period of twenty-four months, or the executive’s responsibilities, salary or location are significantly changed. Outstanding performance-based LTIP awards that vest under these circumstances prior to the completion of the performance period will be paid at 100% of the target award within 70 days. Please see “Compensation Tables and Explanatory Information — Potential Payments Upon Termination — Potential Payments Upon Change-in-Control.”

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General Executive Severance Benefits

All of our named executive officers participate in our executive severance plan. Under our executive severance plan, named executive officers who lose their job through no fault of their own are entitled to receive 15 months (24 months in the case of our Chief Executive Officer and President) of severance pay (limited to base pay and the executive’s target annual cash incentive, if any), their pro-rated target annual cash incentive, through the date of termination, payment of a lump sum equivalent to the value of the employer portion of the monthly premiums for medical and dental benefits for the same severance period, outplacement services, and tax preparation and financial planning assistance for the last calendar year of employment.

We have also entered into “double-trigger” executive severance agreements with our named executive officers pursuant to which they would be eligible for enhanced severance or other benefits upon a covered termination of employment within 24 months after a change-in-control. See “Potential Payments Upon Termination” for a further description of the terms and potential amounts payable under our executive severance plan and the severance agreements for our named executive officers.

We entered into these severance arrangements to provide competitive compensation and employment protections and to ensure that, in the context of an actual or potential change-in-control, our named executives would be able to focus on the continued performance of their duties without undue concern over the impact of such a transaction on their employment. The availability of these severance benefits is conditioned on the executive’s compliance with non-disclosure, non-compete and non-solicitation covenants. Change-in-control agreements and severance benefits are exclusive of one another, and in no circumstances would any of our named executive officers receive benefits under both a change-in-control agreement and our general executive severance plan.

Under the terms of our Incentive Compensation Plan, in the event of the death or disability of an executive during active employment with us, all outstanding LTIP awards will vest immediately and will be paid at 100% of the target award. Please see “Compensation Tables and Explanatory Information — Potential Payments Upon Termination — Potential Payment in the Event of Death, Disability or Retirement.”

Impact of Retirement on Outstanding LTIP Awards

In the event of a named executive officer’s retirement from the Company upon or after attaining age 62 and a specified number of years of service, any unvested LTIP equity or cash awards remain outstanding after retirement and vest on the originally scheduled vesting date. This permits flexibility in retirement planning, permits us to provide an incentive for the vesting period and does not penalize our employees who receive long-term cash and equity awards as incentive compensation in the three years before they retire

Generally, separation prior to attaining age 62 and 10 years of service would result in the forfeiture of unvested awards. The Compensation Committee may also selectively grant awards that will permit unvested equity awards outstanding after retirement to vest on their originally scheduled vesting date following a retirement of an NEO upon or after attaining the age of 62 and 5 years of service. This variation allows the Company the option to offer long-term equity incentive compensation as a means of retaining and attracting personnel hired near their retirement or to incentivize existing employees who are nearing retirement but who have not been with the Company for a full ten-year period.

Perquisites

We provide limited perquisites to our executive officers in order to facilitate the performance of their managerial and external marketing roles and to ensure a competitive total compensation package. The perquisites we currently provide to our executives include financial counseling fee reimbursement, executive physical exam, executive disability insurance, parking fees and other minor expenses associated with their business responsibilities. We maintain an arrangement with NetJets for use of chartered aircraft and associated ground travel as necessary. We allow Mr. Deck to use a portion of our allotted travel time on NetJets aircraft, for personal use. Mr. Deck is permitted up to 15 hours of personal aircraft use annually. This is a taxable benefit to Mr. Deck.

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Stock Ownership Requirements

Our Compensation Committee established executive officer stock ownership guidelines in order to ensure a continuing alignment of executive and stockholder interests. Under our stock ownership guidelines, an executive officer is expected to maintain direct ownership of shares (including time-based RSUs, whether or not currently vested, and performance-based RSUs following the completion of the performance period, but not counting any shares underlying outstanding stock options) in an amount equal in value to a multiple of the individual’s base salary. Named executive officers who began their employment with the Company, or who were internally promoted to an executive officer position, have five years to accumulate sufficient amounts of our Common Stock to satisfy the ownership multiple, pro-rated 20% each year. An executive may not sell any shares of our Common Stock that the executive may hold until reaching the applicable stock ownership guideline multiple (the pro-rated multiple until the end of the specified build up period).

The stock ownership multiple for each of our named executive officers is provided in the following table. Each of our named executive officers currently satisfies our stock ownership guidelines applicable to them

		Number of Shares
	Multiple of	Required to be	Shares Held as of
Executive Officer	Base Salary	Held as of 12/31/2022	12/31/2022
Brian A. Deck	5.0	49,272	87,297
Matthew J. Meister (1)	3.0	6,899	8,653
Robert J. Petrie (2)	3.0	3,510	5,342
David C. Burdakin	3.0	15,046	42,181
James L. Marvin	2.0	9,110	16,462

(1) Mr. Meister’s required share holdings as of December 31, 2022 reflect that his ownership requirement has been pro-rated to reflect his transition into the Chief Financial Officer position.

(2) Mr. Petrie’s required share holdings as of December 31, 2022 reflect that his ownership requirement has been pro-rated to reflect his transition into the Executive Vice President and President, Protein position.

RISK IN COMPENSATION PROGRAMS

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, although the performance metrics that determine payouts for certain managers are based on the achievement of business segment metrics, the metrics that determine long-term incentive award payouts for our named executive officers are company-wide metrics. The metrics for annual cash incentive award payouts for our named executive officers are also primarily company-wide metrics, the only exception being named executive officers who have division management roles (three of our named executive officers have a division management role), whose annual cash incentive payouts are based on metrics that are weighted 15% – 30% for company-wide and 70% – 85% for division performance. This is based on our belief that applying company-wide metrics encourages decision-making that is in the best long-term interests of our Company and our stockholders as a whole.

The mix of equity award instruments used under our long-term incentive program that includes time-based awards in addition to performance-based awards also mitigates risk. In addition, the multi-year vesting of our equity awards and our share ownership guidelines for our executive officers properly account for the time horizon of risk. We also have a claw-back policy for our executive officers and we employ “claw-back” provisions in our Incentive Compensation Plan to ensure that in the case of serious misconduct prejudicial to the Company or a restatement of our historical financial results for a period of time on which performance-based equity awards were granted, the amount of those awards can be recalibrated or cancelled to reflect our restated financial performance for that period. Finally, we set our target compensation at levels that we believe, based on market assessments, strikes the appropriate balance between managing the overall expense of our compensation in comparison with peers and allowing us to continue to retain and attract the caliber of employees that we believe we need to help us succeed in the markets we serve. At its

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February 22, 2023 meeting, the Compensation Committee requested its independent compensation consultant, Meridian, to advise the Committee on whether we had any areas of compensation which appeared to encourage excessive risk-taking. In the review of its report to the Committee, Meridian did not identify any components of our compensation program that they viewed as encouraging excessive risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate this report by specific reference.

The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting.

The preceding report has been furnished by the following members of the Compensation Committee:

Polly B. Kawalek, Chair
Alan D. Feldman
Lawrence V. Jackson

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COMPENSATION TABLES AND EXPLANATORY INFORMATION

Summary Compensation Table for Fiscal Year 2022

The following table summarizes compensation earned by each of our named executive officers during the fiscal years ending December 31, 2022, December 31, 2021 and December 31, 2020. To understand the table below you need to read carefully the footnotes, which explain the various assumptions and calculations employed in determining the dollar amounts set forth below.

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position in 2022	Year	($)	($)	($)(1)	($)	($)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Deck	2022	888,461	—	3,199,962	—	517,500	—	185,551	4,791,474
President and Chief	2021	850,000		3,382,066		631,125		160,786	5,023,977
Executive Officer	2020	653,964	500,000	1,400,007	—	193,125	—	136,151	2,883,247

Matthew J. Meister	2022	457,938	—	649,988	—	167,143	—	75,599	1,350,668
Executive Vice President	2021	440,000	—	666,185	—	218,790	—	54,077	1,379,052
and Chief Financial Officer	2020	320,904	140,000	125,072	—	58,000	—	28,107	672,083

Robert J. Petrie (4)	2022	430,406	—	449,983	—	296,891	—	96,308	1,273,588
Executive Vice President
and President, Protein

David C. Burdakin	2022	453,877	—	474,970	—	149,848	—	69,497	1,148,192
Executive Vice President	2021	436,077	—	940,158	—	202,620	—	67,600	1,646,455
and President, AeroTech	2020	407,614	—	455,014	—	116,875	—	98,808	1,078,311

James L. Marvin	2022	412,308	—	474,970	—	124,696	(70,320)	74,697	1,016,351
Executive Vice President,	2021	390,846		883,736		162,250	2,382	73,118	1,512,332
General Counsel and
Assistant Secretary

Carlos Fernandez (5)	2022	444,440	—	525,050	—	102,938	(152,974)	69,391	988,845
Former Executive	2021	430,615	—	941,823	—	245,106	(18,079)	43,754	1,643,219
Vice President	2020	379,462	—	450,039	—	117,000	80,020	67,770	1,094,291
and President,
Diversified Food & Health

(1) The amounts in column (e) for fiscal year 2022 include awards of time-based RSUs and performance-based RSUs under our Incentive Compensation Plan. These dollar amounts represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 10 to the Consolidated Financial Statements for 2022.

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The probable outcome for 2020, 2021, and 2022 grants of performance-based awards was estimated at the target payout level, or 100%. The actual achievement was significantly lower at only 16% of the target payout for the annual 2020 awards and 36% of the target payout for the supplement 2-year performance-based awards granted in 2021. The performance periods for the annual awards granted in 2021 and 2022 will not end until December 31, 2023 and December 31, 2024, respectively.

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The grant date fair value of performance-based RSUs for fiscal year 2022 (including both the annual awards and the special awards) assuming the target and maximum levels of performance was achieved are as follows:

	Fair Value Assuming Target	Fair Value Assuming
Name	Performance ($)	Maximum Performance ($)
Brian A. Deck	1,919,956	3,839,912
Matthew J. Meister	389,972	779,944
Robert J. Petrie	269,948	539,896
David C. Burdakin	285,003	570,006
James L. Marvin	285,003	570,006
Carlos Fernandez	315,009	630,018

(2) The amount in column (h) reflects the actuarial change in the present value of pension benefits for Mr. Fernandez and Mr. Marvin, our named executive officers who are eligible for benefits under the Pension Plan and the Non-Qualified Pension Plan. The present values reflect payment of benefits at the earliest retirement date with unreduced benefits for the Pension Plan and for the Non-Qualified Pension Plan (age 62). These amounts are determined using interest rates and mortality rate assumptions consistent with those used in our audited consolidated financial statements. All nonqualified deferred compensation earnings are actual investment earnings generated by the invested funds, and therefore, are not considered above-market or included in this column.

(3) The amounts in column (i) for the fiscal year ended December 31, 2022 reflect for each named executive officer the following perquisites and other compensation:

All Other Compensation
		Company
		Contributions
	Reimbursement	to Qualified and	Executive
	for Professional	Non-Qualified	Disability	Executive	Vehicle &
Name	Advisor Fees*	Savings Plans**	Insurance	Physical	Parking***	Other ****	Total
Brian A. Deck	20,000	96,718	3,437	5,500	6,153	53,742	185,551
Matthew J. Meister	20,000	43,013	2,447	10,138	—	—	75,599
Robert J. Petrie	1,758	—	—	—	11,701	—	13,460
David C. Burdakin	20,000	40,165	3,832	5,500	—	—	69,497
James L. Marvin	20,000	37,276	3,677	4,770	6,153	2,821	74,697
Carlos Fernandez	20,000	44,164	4,328	—	—	899	69,391

* Our cost for financial planning and personal tax assistance are specifically allocated to the individual named executive officers receiving the services to which such fees relate. All amounts paid to obtain financial planning and personal tax assistance for our named executive officers represent taxable income to the executive.

** For a description of the matching contributions provided to participants in the Qualified Savings Plan and Non-Qualified Savings Plan, see “Compensation Discussion and Analysis — Savings Plans” above.

***Pursuant to Mr. Petrie’s employment agreement, Mr. Petrie is entitled to a company car. For Mr. Petrie, this amount represents the associated costs for the vehicle and fuel. For Mr. Deck and Mr. Marvin, this amount represents office parking fees.

****For Mr. Deck, the “Other” compensation includes the company’s cost for limited personal use of a private aircraft. The personal use of private aircraft was provided through a fractional ownership program, whereby all of the variable costs associated with use are charged on an hourly basis, plus fuel cost charges and associated taxes. We calculated the cost of personal use of the private aircraft by taking into account the hourly rate for the time the personal use occurred as well as a fuel cost charge attributable to the personal use. Because the fractional ownership program is primarily used for business travel, we did not allocate any of the fixed costs associated with the arrangement to the personal use. The personal use of aircraft is a taxable benefit to Mr. Deck with no gross-up.

(4) The amounts reported as salary, non-equity incentive compensation and all other compensation that are reported for Mr. Petrie were paid in Swedish Krona. These amounts were converted into U.S. dollars in the Summary Compensation Table. These amounts were translated into U.S. dollars at the average exchange rate for each month.

(5) Mr. Fernandez stepped down from his role as Executive Vice President, President Diversified Food and Health and accepted a Corporate role focused on our sustainability initiatives effective October 1, 2022.

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Grants of Plan-Based Awards Table for Fiscal Year 2022

Shown below is information with respect to plan-based awards made in fiscal year 2022 to each named executive officer.

								All Other
								Stock	All Other		Grant
								Awards:	Option	Exercise	Date Fair
								Number	Awards:	or Base	Value of
		Estimated Possible Payouts						of Shares	Number of	Price of	Stock and
		Under Non-Equity			Estimated Possible Payouts			of Stock	Securities	Option	Option
	Grant	Incentive			Under Equity Incentive			or Units	Underlying	Awards	Awards
Name	Date	Plan Awards			Plan Awards (1)			(#)(2)	Options (#)	($/Sh)	(3)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Brian A. Deck
MIP - Cash		—	900,000	2,137,500
Restricted Stock Units	2/24/2022							12,243			1,280,006
Performance RSUs	2/24/2022					18,364	36,728				1,919,956

Matthew J. Meister
MIP - Cash		—	301,158	715,250
Restricted Stock Units	2/24/2022							2,487			260,016
Performance RSUs	2/24/2022					3,730	7,460				389,972

Robert J. Petrie
MIP - Cash		—	260,488	618,658
Restricted Stock Units	2/24/2022							1,722			180,035
Performance RSUs	2/24/2022					2,582	5,164				269,948

David C. Burdakin
MIP - Cash		—	274,824	652,707
Restricted Stock Units	2/24/2022							1,817			189,967
Performance RSUs	2/24/2022					2,726	5,452				285,003

James L. Marvin
MIP - Cash		—	228,800	543,400
Restricted Stock Units	2/24/2022							1,817			189,967
Performance RSUs	2/24/2022					2,726	5,452				285,003

Carlos Fernandez
MIP - Cash		—	277,947	660,124
Restricted Stock Units	2/24/2022							2,009			210,041
Performance RSUs	2/24/2022					3,013	6,026				315,009

(1) The amounts shown in columns (g) and (h) reflect the target and maximum number of shares of common stock issuable pursuant to performance RSUs granted to each of our named executive officers in 2022 pursuant to our Incentive Compensation Plan as part of the annual award cycle.

(2) The amounts shown in column (i) reflect the number of RSUs subject to time-based vesting requirements granted to each of our named executive officers in 2022 pursuant to our Incentive Compensation Plan.

(3) The amounts in column (l) reflect the grant date fair value of awards of RSUs to our named executive officers pursuant to our Incentive Compensation Plan in 2022. Assumptions used in the calculation of these amounts are described in Note 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2023.

(4) The amount listed in column (l) for “Performance RSUs” represents the full grant date fair value of RSUs subject to performance-based conditions assuming achievement of target performance.

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Outstanding Equity Awards at Fiscal 2022 Year-End Table

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan Awards:
								Incentive	Market or
								Plan Awards:	Payout
							Market	Number of	Value of
							Value of	Unearned	Unearned
	Number of	Number of	Number of			Number of	Shares or	Shares,	Shares,
	Securities	Securities	Securities			Shares	Units of	Units, or	Units, or
	Underlying	Underlying	Underlying			or Units	Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		of Stock	That Have	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Deck	—	—	—	—	—	37,098	3,388,160	15,741	1,437,626
Matthew J. Meister	—	—	—	—	—	7,281	664,974	3,257	297,462
Robert J. Petrie	—	—	—	—	—	5,271	481,400	1,931	176,358
David C. Burdakin	—	—	—	—	—	8,380	765,345	2,454	224,124
James L. Marvin	—	—	—	—	—	7,904	721,872	2,552	233,074
Carlos Fernandez						8,728	797,128	2,695	246,134

(1) The outstanding RSU awards presented in column (g) above include time-based RSUs and earned performance-based RSUs that remain subject to requisite service vesting conditions. These awards are scheduled to vest on the vesting dates indicated below. The March 10, 2023 vesting date includes shares earned by the named executive officers under performance RSUs for the 2020 – 2022 period that remain subject to continued service through March 10, 2023 as follows: Mr. Deck: 868 shares; Mr. Meister: 121 shares; Mr. Petrie: 130 shares; Mr. Burdakin: 439 shares; Mr. Marvin: 347 shares; Mr. Fernandez: 434 shares. The May 14, 2023 vesting date includes shares earned by the named executive officers under the special performance RSUs for the 2021-2022 period that remain subject to continued service through May 14, 2023 as follows: Mr. Deck: 2,222 shares; Mr. Meister: 292 shares; Mr. Petrie: 340 shares; Mr. Burdakin: 1,222 shares; Mr. Marvin: 903 shares; Mr. Fernandez: 1,138 shares.

Vesting Date	Brian A. Deck	Matthew J. Meister	Robert J. Petrie	David C. Burdakin	James L. Marvin	Carlos Fernandez
January 4, 2023	—	—	894	—	—	—
March 10, 2023	4,486	624	673	2,268	1,794	2,243
May 14, 2023	2,222	292	340	1,222	903	1,138
March 8, 2024	11,291	2,485	678	2,055	2,372	2,213
February 24, 2025	19,099	3,880	2,686	2,835	2,835	3,134

(2) The market value of earned and unvested RSUs is calculated using a price of $91.33 per share, based on the closing price of our Common Stock on December 30, 2022, the last trading day of 2022.

(3) The outstanding RSU awards presented in column (i) above are unearned performance-based RSUs granted in 2021 and 2022 for the three-year performance periods ending December 31, 2023 and December 31, 2024.These performance-based RSUs vest if we meet certain EPS and ROIC targets during the applicable performance period. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation.” The shares reported in column (i) of this table include shares that would be earned under the 2021 – 2023 and 2022 – 2024 performance-based RSUs based on achieving the target level of performance, because our financial performance through December 31, 2022 indicated performance between the threshold and target levels for these awards. The table below sets forth the target number of shares that would vest, if the target performance conditions are satisfied, on the vesting dates indicated below.

Vesting Date	Brian A. Deck	Matthew J. Meister	Robert J. Petrie	David C. Burdakin	James L. Marvin	Carlos Fernandez
March 8, 2024	3,498	770	210	637	735	686
February 24, 2025	12,243	2,487	1,721	1,817	1,817	2,009

(4) The market value of unearned and unvested performance-based RSUs is calculated using the maximum payout level and a price of $91.33 per share, based on the closing price of our Common Stock on December 30, 2022, the last trading day of 2022.

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Option Exercises and Stock Vested Table for Fiscal Year 2022

The following table displays amounts received as a result of RSUs vesting during 2022.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Brian A. Deck	—	—	4,110	498,379
Matthew J. Meister	—	—	531	64,389
Robert J. Petrie	—	—	642	77,849
David C. Burdakin	—	—	2,338	283,506
James L. Marvin	—	—	1,645	199,473
Carlos Fernandez			2,055	$249,189

Pension Benefits Table for Fiscal Year 2022

Two of our named officers, Mr. Marvin and Mr. Fernandez, have a pension benefit with the Company. The table below shows the present value of accumulated benefits payable to each Mr. Marvin and Mr. Fernandez, including the number of years of service credited under each of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service under the pension plans include years of service with our predecessor companies. The Pension Plan values are the present value at December 31, 2022 of accrued benefits at the first retirement date for unreduced benefits. The Non-Qualified Pension Plan values are the present value at December 31, 2022 of the lump sum payable at the first retirement date for unreduced benefits. Effective December 31, 2009, we froze benefits under the Pension Plan and the Non-Qualified Pension Plan. For an explanation of the impact on these plans, see “Compensation Discussion and Analysis — Pension Plans” above.

		Number of	Present Value of
		Years Credited	Accumulated
		Service as of	Benefit as of	Payments During
		12/31/2022	12/31/2022	Last Fiscal Year
Name	Plan Name	(#)	($) (1)	($)
(a)	(b)	(c)	(d)	(e)
James L. Marvin	Pension Plan	6.75	252,643	—
	Non-Qualified Pension Plan	6.75	108,500	—
Carlos Fernandez	Pension Plan	13.25	292,276	—
	Non-Qualified Pension Plan	13.25	16,160	—

Amounts reported reflect the present value, expressed as a lump sum as of December 31, 2022, of the named executive officer’s benefits under the Pension Plan and the Non-Qualified Pension Plan, respectively. Amounts reported are calculated using the assumptions applied in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed on February 23, 2023 with the Securities and Exchange Commission.

Pension Benefit Formula

Our Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings through the pension freeze date of December 31, 2009 are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation. The normal annual retirement benefit is the product of (a) and (b) below:

(a) the sum of:

●	the sum of (1) 1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social

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Security retirement age is reached) plus (2) 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and
●	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service.

(b) the ratio of actual years of credited service to expected years of credited service at age 65.

The Pension Plan defines “normal retirement age” as 65 with an unreduced early retirement benefit payable at age 62. Mr. Marvin and Mr. Fernandez, our only named executive officers with a benefit, are currently vested in their accrued benefits under our Pension Plan. Eligibility under the Pension Plan terminates upon death or upon payment of the participant’s entire vested benefit. When we were established as a separate company from FMC Technologies, Inc. in July 2008, our employees who were formerly employed by FMC Technologies, Inc. received the benefit for years of credited service under FMC Technologies Inc.’s defined pension benefit plan. Our employees who were also formerly employed by FMC Corporation, FMC Technologies, Inc.’s predecessor, received the benefit for years of credited service under FMC Corporation’s defined pension benefit plan when FMC Technologies, Inc. was established as a separate company by FMC Corporation. Mr. Marvin was a former employee of FMC Technologies, Inc. and Mr. Fernandez was a former employee of both predecessor companies.

Early Retirement

All participants in our Pension Plan who were hired on or after January 1, 1984 (by either of our predecessors or by us) are eligible for early retirement on or after age 55 with ten years of service. Mr. Fernandez is not eligible for early retirement. Mr. Marvin is eligible for early retirement.

A participant in the Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by 1/3 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the Pension Plan whose employment terminates prior to their “early retirement date” is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by 1/2 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The Pension Plan also provides for a variety of other methods for receiving pension benefits such as 100% joint and survivor annuities, level income and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The Pension Plan also provides a 75% joint and survivor option as required by the Pension Protection Act of 2006. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

Eligible Earnings

Eligible earnings under the Pension Plan include the base salary and annual non-equity incentive compensation paid by us or our predecessor companies to executive officers for each plan year in which they were eligible to participate in the Pension Plan or its predecessor plans through December 31, 2009, the date upon which the U.S. Pension Plan was frozen.

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Non-Qualified Pension Plan

We have also established a Non-Qualified Pension Plan that permits employees to obtain a “mirror” pension benefit under a non-qualified retirement plan for benefits limited under the Pension Plan for (1) limitations due to the Internal Revenue Service maximum annual pension benefit limit, (2) earnings that exceed the Internal Revenue Service limitations on earnings eligible for the tax-qualified Pension Plan, and (3) deferred compensation not included in the pensionable earnings definition in the Pension Plan. The Non-Qualified Pension Plan was also frozen as to future benefit accruals effective December 31, 2009. Accrued benefits under the Non-Qualified Pension Plan may be distributed as either a lump sum payment or in monthly payments over a five-year period. Lump sum distributions will be paid no sooner than six months after termination of employment for “specified employees” as defined by the Internal Revenue Code. Messrs. Marvin and Fernandez are specified employees, and neither of their distribution elections may not be changed within twelve months of termination or retirement. Changes made prior to the twelve-month requirement can result in deferral of participant’s distribution for an additional five years.

Non-Qualified Deferred Compensation Table for Fiscal Year 2022

The contributions made by our named executive officers to the Non-Qualified Savings Plan in 2022, together with matching contributions or other allocations to the Non-Qualified Savings Plan, earnings made on plan balances, any withdrawals or distributions, and the year-end balances in each of these plans were as follows.

	Executive		Aggregate		Aggregate
	Contributions	Company	Earnings	Aggregate	Balance
	in Last Fiscal	Contributions	in Last Fiscal	Withdrawals/	at Last
	Year	in Last Fiscal Year	Year	Distributions	Fiscal Year End
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)
(a)	(b)	(c)	(d)	(e)	(f)
Brian A. Deck	121,567	78,948	(91,393)	—	958,638
Matthew J. Meister	—	24,162	(4,276)	—	43,077
David C. Burdakin	74,727	22,847	(253,433)	—	1,907,526
James L. Marvin	81,125	17,521	(91,121)	—	570,164
Carlos Fernandez	170,675	24,995	(508,220)	—	2,103,320

(1) All of the named executive officers’ contributions reported in column (b) are included in salary and non-equity incentive plan compensation reported for the named executive officers in the Summary Compensation Table above.

(2) All of the contributions made by us for our named executive officers reported in column (c) are included in “All Other Compensation” for the executive officers in the Summary Compensation Table above. Amounts included in column (c) do not include contributions to the Qualified Savings Plan.

(3) Aggregate earnings represent an increase (decrease) in the value of investments in each of the named executive officers’ plans during the fiscal year ended December 31, 2021.

(4) The portion of the Aggregate Balance at Last Fiscal Year End reported as compensation in the Summary Compensation Table in our Proxy Statement for fiscal years ended prior to the year ended December 31, 2022 was $849,556 for Mr. Deck, $15,486 for Mr. Meister, $2,063,424 for Mr. Burdakin, $562,679 for Mr. Marvin, and $2,415,910 for Mr. Fernandez.

*Mr. Petrie is not eligible for this plan.

Pursuant to our Non-Qualified Savings Plan, certain of our employees, including our named executive officers, may defer between 1% and 100% of base salary and annual non-equity incentive compensation. Deferral elections for our Non-Qualified Savings Plan are made by eligible employees in November or December of each year for base salary and annual non-equity incentive compensation amounts earned in the following year. The investment options for our Non-Qualified Savings Plan are publicly traded mutual funds. We make matching contributions in the same investment allocations that the participant selects for his or her contributions to our Non-Qualified Savings Plan.

The Non-Qualified Savings Plan provides executives and employees who may reach contribution limits imposed by the Internal Revenue Service for the Qualified Savings Plan with the opportunity to participate in a tax advantaged savings plan comparable to the Qualified Savings Plan. The investment options offered to

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participants in our Non-Qualified Savings Plan are similar to those offered in our Qualified Savings Plan. Participants may elect to defer up to 100% of their base pay or annual non-equity incentive compensation. The Non-Qualified Savings Plan provides for a match of 6.5% of each employee’s deferrals to the Non-Qualified Savings Plan, and a 6.5% Company contribution for all eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit (“Excess Income”). In addition, the Non-Qualified Savings Plan provides for an additional discretionary matching contribution of between 0% and 2% of the employee’s deferrals and Excess Income depending upon the Company’s achievement of pre- determined financial performance targets. Participants are vested on a three-year graded vesting schedule for Company contributions. Accrued benefits under the Non-Qualified Savings Plan may be distributed as either a lump sum payment or in annual, quarterly or monthly payments over a five-year period. Distributions will be paid no sooner than six months after termination of employment for “specified employees” as defined by the Internal Revenue Code. All of our named executive officers are considered specified employees. The distribution election may not be changed within 12 months of termination or retirement. Changes made prior to the 12- month requirement can result in deferral of participant’s distribution for an additional five years.

Potential Payments Upon Termination

In the event of termination of employment under certain circumstances, our named executive officers will receive additional compensation benefits as described below. In the event of the death of a named executive officer, such executive officer’s estate will be entitled to receive the benefits described below. Termination payments and change-in-control payments will be mutually exclusive and our named executive officers will not be entitled to receive both forms of payments under any circumstances.

Payments in the Event of Death, Disability or Retirement

In the event of the death or disability of a named executive officer during active employment with us, all outstanding LTIP awards will vest immediately and will be paid at 100% of the target award. This same death or disability benefit will exist for any of our employees who hold an unvested LTIP award at the time of their death or disability. In the event of the retirement of any of our named executive officers after reaching the age of 62, all outstanding LTIP awards under the LTIP will be retained and will vest in accordance with their pre-retirement normal vesting schedule. If any of our named executive officers who are not eligible for retirement chose to retire as of the last day of our 2022 fiscal year, the effect of that retirement would be the same as if the named executive officer had resigned. The following table assumes that each of our named executive officers was retirement-eligible as of the end of our 2022 fiscal year (although only Mr. Burdakin and Mr. Marvin were retirement-eligible at that time), and shows the value to each of our named executive officers should any of these events have occurred on December 31, 2022 under our plans, policies and agreements.

Executive Benefits and Payments in the Event of
Death, Disability or Retirement on December 31, 2022

	Long-Term Incentive Compensation
	Unearned
	Performance-Based	Performance-Based
	Restricted Stock Units	Restricted Stock Units	Time-Based
	That Have Not Vested (1)	That Have Not Vested (2)	Restricted Stock Units	Total (3)
Name	($)	($)	($)	($)
Brian A. Deck	1,437,626	1,291,680	2,096,389	4,825,695
Matthew J. Meister	297,462	249,240	415,643	962,345
Robert J. Petrie	176,358	153,982	327,418	657,758
David C. Burdakin	224,124	314,449	450,896	989,469
James L. Marvin	233,074	287,690	434,183	954,947
Carlos Fernandez	246,134	321,482	475,647	1,043,263

(1) The performance period for units granted in 2021 and 2022 will not end until December 31, 2023 and December 31, 2024, respectively. This column shows the market value of unearned, unvested at-risk performance-based RSUs granted in 2021 and 2022 at the target payout level using the closing price of our common stock on December 31, 2022.

(2) Reflects the value of earned and unvested performance-based RSUs granted in 2020 at actual achieved levels described in “Outstanding Equity Awards at Fiscal Year-End Table” using the closing price of our common stock on December 31, 2022.

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(3) Retirement will not result in accelerated vesting. In the event of an eligible retirement at age 62, all unvested LTIP awards described in the table above may be retained and will vest on their normal vesting date, and, in the case of performance-based awards, subject to the achievement of the performance conditions. The value of such awards on the vesting date will depend on the market price on that date and the extent to which the performance conditions are met.

Payments Made in an Involuntary Termination

Our named executive officers will receive payments pursuant to our executive severance pay plan described in “Compensation Discussion and Analysis — General Executive Severance Benefits” above in the event they lose their job involuntarily, other than for cause or as a result of a change-in-control. The benefits under this plan include:

●	a severance payment equal to 15 months of base salary and target annual cash incentive (18 months in the case of Mr. Deck);
●	a prorated payment of target annual cash incentive for the calendar year in which such termination occurs;
●	a payment equal to 15 times the employer’s portion of the monthly premium for medical and dental insurance (18 months in the case of Mr. Deck);
●	reimbursement for outplacement assistance in an amount not exceeding the amount the named executive officer is eligible for under our then current outplacement services standard benefit plan;
●	Unvested time-based equity incentive awards are adjusted for appropriate proration as of the termination date and will continue to vest according to the vesting schedule of such awards
●	Unvested performance-based equity incentive awards may be prorated at the discretion of the Chief Executive Officer and the Compensation Committee, and any such award that are prorated will continue to vest according to the vesting schedule of such awards and
●	a lump sum payment of $20,000 less any amounts that we previously reimbursed to the named executive officer for financial planning and tax preparation assistance expenses incurred in the calendar year in which such termination occurs.

Benefits under our executive severance plan will be contingent upon continuing compliance by the terminated executive with non-disclosure, non-compete and non-solicitation covenants. An executive will cease to participate in the executive severance plan upon the occurrence of certain disqualifying events or the violation of the provisions contained in the separation agreement.

The amounts shown in the table below are calculated using the assumption that an involuntary not for cause termination occurred on December 31, 2022, and, as a result, are based on amounts earned through such time and are only estimates of amounts which would be paid out to our named executive officers in the event of such a termination under our executive severance plan. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to their current salaries and benefits at such time.

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Executive Benefits and Payments for

Involuntary Termination Occurring on December 31, 2022

	Compensation($)		Benefits and Perquisites($)
		Pro-Rated		Financial
		Target Annual		Planning and
	Severance	Cash	Medical and	Tax Preparation	Outplacement
Name	Payment	Incentive	Dental Benefits (1)	Assistance	Services	Total($)
Brian A. Deck	2,700,000	900,000	30,258	—	50,000	3,680,258
Matthew J. Meister	955,598	301,158	4,860	—	50,000	1,311,616
Robert J. Petrie	916,080	274,824	12,798	—	50,000	1,253,702
David C. Burdakin	890,116	277,947	23,184	—	50,000	1,241,247
James L. Marvin	806,000	228,800	29,070	—	50,000	1,113,870

(1) Assumes no change in current premium cost paid by the Company and such named executive for medical and dental benefits.

In the event of an involuntary termination in the absence of a change-in-control, the treatment of an executive officer’s outstanding equity awards is at the discretion of our Compensation Committee. An executive officer may be permitted to retain all or a portion of these awards subject to their existing vesting schedule. For the valuation of these awards at December 31, 2022, see the Outstanding Equity Awards at Fiscal Year-End Table above.

Potential Payments Upon Change-in-Control

We entered into “double-trigger” executive severance agreements with each of our other named executive officers pursuant to which, in the event of both a qualifying change-in-control and any of (1) an involuntary termination of employment for reasons other than cause, disability or death within 24 months after the change-in-control, (2) a voluntary termination of employment for Good Reason (as defined in the executive severance agreement) within 24 months after the change-in-control or (3) our breach of any material provision of the underlying agreement, each of our named executive officers will be entitled to receive such executive’s accrued salary and vacation, certain expense reimbursements and certain other severance benefits described in the executive severance agreements. The severance benefits include: (1) an amount equal to two times their highest rate of annual base salary (three times for Mr. Deck) at any time prior to the termination, (2) an amount equal to two times the executive’s highest target annual cash incentive (three times for Mr. Deck), (3) an amount equal to the prorated portion of the target total annual cash incentive for the plan year in which such termination occurs, (4) continuance of our welfare benefits for 24 months after the date of termination, and (5) equity incentive awards will vest and become immediately transferable in accordance with the terms of the agreements. In addition, each of our other named executive officers will receive credit for two additional years of service (three years for Mr. Deck) solely for purposes of calculating vesting under our Non-Qualified Savings Plan.

The cash portion of the severance benefits will generally be required to be paid in a single lump sum payment no later than 30 days after the date of termination, subject to certain delayed payment exceptions that may apply under certain circumstances pursuant to requirements imposed by Section 409A of the Internal Revenue Code.

Our named executive officers will not be obligated to seek other employment in mitigation of amounts payable under their executive severance agreements, and their subsequent re-employment will not impact our obligation to make the severance payments provided for under the executive severance agreements provided the executive’s employment does not violate any non-compete obligation under the executive severance agreement.

Our named executive officers who receive severance benefits under executive severance agreements will not be entitled to receive additional severance benefits under our general executive severance plan described above under “Potential Payments Made Upon Termination — Payments Made in an Involuntary Termination.”

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As described above, a qualifying change-in-control is required as one of the two triggers resulting in payment of severance benefits. A qualifying change-in-control is defined in the executive severance agreements to include:

●	any person or group becomes the owner of more than 50% of the fair market value or voting power of our stock,
●	either (i) any person or group acquires ownership of more than 30% of the voting power of our stock in any twelve-month period or (ii) a change in the majority of our Board of Directors during any twelve-month period (excluding changes endorsed by a majority of the members of our Board of Directors prior to such change), except in each case to the extent that at such time there is another person or group that owns a majority of our stock, and
●	any person or group acquires more than 40% of the fair market value of our assets during any twelve-month period, except to the extent the assets are transferred to (i) a stockholder of our company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by our Company, (iii) a person or certain groups of persons that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock or (iv) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the immediately preceding paragraph.

A named executive officer’s voluntary termination will be considered to be for Good Reason for purposes of the executive severance agreements if, without the executive’s express written consent, there is any (1) material reduction or alteration in the executive’s duties or any assignment that is materially inconsistent with such executive’s duties, (2) meaningful change in the executive’s work location, (3) material reduction in the executive’s base salary, (4) material reduction in the executive’s level of participation in our compensation, benefit or retirement plans, policies, practices or arrangements or (5) failure of the successor in a change-in-control to assume our obligations under the executive severance agreement.

If payments of any amount to any named executive officer under an executive severance agreement would be subject to an excise tax under the Internal Revenue Code, the amount of payments generally will be reduced to the maximum amount that may be paid without triggering an excise tax payment. No such reduction will be made, however, if the net after-tax benefit that any named executive officer would otherwise receive in the absence of such a reduction would exceed the net after-tax benefit they would receive after making such a reduction.

Under the terms of the grant agreements for long-term equity compensation awards pursuant to which such awards were issued, all outstanding LTIP awards to named executive officers will vest after the occurrence of a change-in-control only if the awards are not assumed by the successor on the effective date of such transaction, the executive officer’s position is terminated within a period of twenty-four months, or the executive voluntarily resigns due to significant change in responsibilities, salary, or location within a period of twenty-four months. Outstanding performance-based LTIP awards that vest under these circumstances prior to the completion of the performance period will vest immediately and will be paid at 100% of the target award.

The amounts shown in the table below are calculated using the assumption that payments described above were triggered based on a change-in-control and qualifying termination as of December 31, 2022, and as a result are based on amounts earned through such time and are only estimates of the amounts which would be paid to our named executive officers in the event of such a qualifying termination under their executive severance agreements. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to their salaries, incentives and other benefits at that time.

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Executive Benefits and Payments for
Change-in-Control Termination Occurring on December 31, 2022

	Compensation($)						Benefits and Perquisites ($)

				LTIP
				Unearned	LTIP
			Pro-	Performance-	Performance-	LTIP
			Rated	Based	Based	Time-
		Annual	Target	Restricted	Restricted	Based	Health
	Base	Cash	Annual	Stock Units	Stock Units	Restricted	&	Out-	Excise
	Salary	Incentive	Non-Equity	That Have	That Have	Stock	Welfare	placement	Tax
Name	Multiple (1)	Multiple	Incentive	Not Vested (2) *	Not Vested (3) *	Units *	Benefits (4)	Services	Cutback (5)	Total($)
Brian A. Deck	2,700,000	2,700,000	900,000	1,437,626	1,291,680	2,096,389	30,258	50,000	(850,599)	10,355,354

Matthew J. Meister	926,640	602,316	301,158	297,462	249,240	415,643	4,860	50,000	—	2,847,319

Robert J. Petrie	868,292	520,975	260,488	176,358	153,982	327,418	12,798	50,000	—	2,370,311

David C. Burdakin	916,080	549,648	274,824	224,124	314,449	450,896	23,184	50,000	—	2,803,205

James L. Marvin	832,000	457,600	228,800	233,074	287,690	434,183	29,070	50,000	—	2,552,417

(1) The base salary and annual cash incentive multiples reflect the terms of these named executive officers’ executive severance agreements as of December 31, 2022.

(2) Reflects the market value of unearned and unvested performance-based RSUs granted in 2021 and 2022 at the target payout level using the closing price of our common stock on December 31, 2022.

(3) Reflects the value of performance-based RSUs granted in 2020 at actual achieved levels described in “Outstanding Equity Awards at Fiscal Year-End Table” using the closing price of our common stock on December 31, 2022.

(4) Assumes no change in current premium cost paid for such named executive officer’s medical, dental, life insurance and disability benefits.

(5) The payment to Mr. Deck would be reduced to avoid paying the excise tax. The payment made to Mr. Meister would be subject to an excise tax, however no reduction would be made because the after-tax benefit he would receive in the absence of such a reduction would exceed the net after-tax benefits he would receive after making such a reduction.

* The amounts designated with an (*) would be received on a change-in-control without a termination of employment if the applicable conditions for accelerated vesting were met.

Securities Authorized for Issuance Under Equity Compensation Plans Table

	Number of securities to be	Weighted-average	Number of securities remaining
	issued upon exercise of	exercise price of	available for future issuance under
	outstanding options, warrants	outstanding options,	equity compensation plans (excluding
Plan Category	and rights (2)	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders: (1)
Restricted Stock Units	497,493	N/A	1,199,451
Subtotal	497,493	—	1,199,451
Equity compensation plans not approved by security holders:	—	—	—
Total	497,493	—	1,199,451

(1) The 2017 Incentive Compensation Plan was approved by stockholders in May 2017. The 2017 Incentive Compensation Plan replaced the prior incentive compensation plan (the “2008 Incentive Compensation Plan”), which remains in existence solely for the purpose of governing the terms of awards that had been granted under the 2008 Incentive Compensation Plan prior to May 2017. The aggregate number of shares of common stock that are authorized for issuance under the 2017 Incentive Compensation Plan is (i) 1,000,000 shares, plus (ii) the number of shares of common stock that remained available for issuance under the 2008 Incentive Compensation Plan on the effective date of the 2017 Incentive Compensation Plan, plus (iii) the number of shares of common stock that were subject to outstanding awards under the 2008 Incentive Compensation Plan on the effective date of the 2017 Incentive Compensation Plan that are canceled, forfeited, returned or withheld without the issuance of shares thereunder.

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(2) This column includes unearned, unvested performance-based RSUs at a maximum payout level of 183,442 shares. If our actual performance falls below the maximum level, fewer shares will be issued. The target payout level of these performance-based RSUs is 91,721 shares. For financial statement reporting purposes, we estimated, based on actual results and forecasted results for the remainder of the applicable performance periods, that 99,685 shares subject to performance conditions are expected to vest, and, as a result, an aggregate of 413,736 shares of common stock would be issued upon vesting of all time-based and performance-based RSU awards outstanding at December 31, 2022. Please see Note 10, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information about the Incentive Compensation and Stock Plan.

CEO Pay Ratio

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. In determining the pay ratio calculation, we used the following methodology, assumptions and reasonable estimates.

For purposes of this disclosure, as permitted by SEC regulations, we identified our median employee using our global employee population as described below, as of October 1, 2022 (the “Effective Date”). In total, our workforce consisted of 7,506 full-time, part-time, temporary, and seasonal employees in 32 countries as of the Effective Date, with 4,118 located in the United States and 3,388 outside the United States.

We excluded employees in 16 countries totaling 320 employees (approximately 4.3% of our total workforce) from the determination of “median employee” under the de minimis exception in the SEC rules. We excluded employees in South Africa (83), China (67), and India (51) as well as the employees in the following countries (all of which had fewer than 25 employees): Argentina, Aruba, Chile, Czech Republic, France, Hong Kong, Indonesia, Israel, Jamaica, Japan, Malaysia, Philippines, and Poland. As a result, our employee population for purposes of the pay ratio calculation included 7,186 (including all 4,118 employees located in the United States and 3,068 employees located outside the United States) of our 7,506 employees.

For purposes of a consistently applied compensation measure of our employee population, we utilized annual base pay.

As a global manufacturer of highly engineered machinery and technology solutions, a significant portion of our workforce consists of full-time hourly employees. For the majority of our employees, base pay is the primary component of their compensation. It represents the fixed portion of each employee’s compensation arrangement and is paid without regard to our financial or operational performance in a given year. Consequently, annual base pay is a measure that reasonably reflects annual compensation for purposes of identifying our median employee.

We estimated the annual base pay of our employee population as follows. For salaried employees, we estimated annual base pay using employees’ base salary as of the Effective Date. For hourly employees, we estimated annual base pay by combining the employees’ hourly rate as of the Effective Date with their scheduled hours, which generally consists of 40 hours per week for full-time employees.

To calculate the median employee’s 2022 annual compensation for purposes of the 2022 CEO pay ratio, we added together all of the elements of such median employee’s compensation for 2022 in the same way that we calculate the annual total compensation for our named executive officers in the Summary Compensation Table. On that basis, we calculated the 2022 annual compensation for our median employee as $59,182. Mr. Deck’s annual total compensation based on all elements of his compensation as reported in the Summary Compensation Table for Fiscal Year 2022 was $4,791,474. Based on this information, the ratio of the annual total compensation of our CEO to the median of the total annual compensation of our other employees was 81 to 1.

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Pay Versus Performance

Our Pay versus Performance (PVP) disclosure was calculated in compliance with the requirements mandated and set forth in Dodd-Frank Act. Below is the required tabular disclosure of the PVP which details the relationship between Compensation Actually Paid (CAP) to our Primary Executive Officer (PEO) and the average of our other named executive officers (NEO s) and certain financial measures.

	Pay						Performance
	PEO
	Former PEO		Current PEO		Avg. of Other NEOs		Value of $100 Initial Investment Based On1:			Company Selected Performance Metric
Year	SCT Total Comp.	Comp Actually Paid	SCT Total Comp.	Comp Actually Paid	SCT Total Comp.	Comp Actually Paid	JBT Cumulative TSR[1]	S&P 1500 Industrial Machinery Cumulative TSR	Net Income ($M)	EPS
2022	N/A		$4,791,474	$2,847,190	$1,155,529	$761,586	$82	$120	$130.7	$4.81
2021	N/A		$5,023,977	$4,743,995	$1,567,948	$1,097,771	$137	$140	$118.4	$3.82
2020	$10,816,742	-$1,473,084	$2,883,247	$1,632,239	$995,544	$455,638	$102	$115	$108.8	$3.79

(1) TSR is cumulative (i.e., 1 year for 2020, 2 years for 2021 and 3 years for 2022) and depicted as a dollar value assuming $100 was invested as of January 1, 2020.

To calculate the Compensation Actually Paid (CAP), the following amounts were deducted from and added to the Summary Compensation Table (SCT) total compensation:

Former PEO SCT to CAP Reconciliation*:

Year	SCT Total Comp	Deductions From SCT Total Comp (1)	Additions to SCT Total Comp (2)	CAP
2022	NA	NA	NA	NA
2021	NA	NA	NA	NA
2020	$10,816,742	-$10,798,148	-$1,491,678	-$1,473,084

PEO SCT to CAP Reconciliation:

Year	SCT Total Comp	Deductions From SCT Total Comp (1)	Additions to SCT Total Comp (2)	CAP
2022	$4,791,474	-$3,199,962	$1,255,678	$2,847,190
2021	$5,023,977	-$3,382,066	$3,102,085	$4,743,995
2020	$2,883,247	-$1,400,007	$148,999	$1,632,239

Average NEO SCT to CAP Reconciliation**:

Year	SCT Total Comp	Deductions From SCT Total Comp (1)	Additions to SCT Total Comp (2)	CAP
2022	$1,155,529	-$470,333	$76,391	$761,586
2021	$1,567,948	-$1,066,371	$596,194	$1,097,771
2020	$995,544	-$402,533	-$137,374	$455,638

(1) Reflects SCT reported change in pension value, grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered fiscal year and for any awards granted in any prior fiscal year that were forfeited during the covered fiscal year, the fair value at the end of the prior fiscal year.

(2) Reflects fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year, the change in fair value (whether positive or negative) as of the end of the covered fiscal year of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year, for awards that are granted and vest in the same fiscal year, the fair value as of the vesting date, the change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, and the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award and “CAP” pension values.

*Thomas Giacomini, formerly our PEO, resigned in September 2020. Due to the resignation, a significant number of his equity awards were forfeited.

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**The other named executive officers represented in this chart include: For 2020, Matthew Meister, David Burdakin, Paul Sternlieb, and Carlos Fernandez; for 2021, Matthew Meister, David Burdakin, Paul Sternlieb, Carlos Fernandez, and James Marvin; and for 2022, Matthew Meister, David Burdakin, Carlos Fernandez James Marvin and Robert Petrie.

***Mr. Sternlieb resigned October 2021. Due to this resignation, a significant number of equity awards were forfeited.

Most Important Measure Used to Determine CAP

Annual EPS is the after-tax earnings generated from continuing operations divided by the total number of our diluted shares of our outstanding Common Stock. The EPS award results are annually assessed with that year’s EPS goals and averaged over the specified three-year period. As an incentive measure, we believe that linking sustained EPS growth to compensation helps us drive our executive officers to improve overall earnings.

Other Important Financial Performance Measures

Below are other financial performance measures used to link compensation actually paid to our PEO and our other NEOs and Company performance.

●	EBITDA is operating income plus depreciation and amortization. EBITDA growth is one of our primary internal performance measures designed to align incentive opportunities with our internal benchmark for generating operating cash flow.
●	EBITDA margin is operating income plus depreciation and amortization as a percentage of total revenue. We utilize EBITDA margin as a performance metric because it measures our ability to convert revenue into income.
●	Free cash flow conversion (FCF) is the sum of cash provided by continuing operating activities less capital expenditures, net of proceeds from disposal of assets, plus pension contributions divided by the net income from continuing operations.
●	Annual operating ROIC takes our net income and after-tax net interest (or tax impacted EBIT) as a percentage of our average invested capital. Our average invested capital is the average month end sum of debt (net of cash equivalents) and equity (adjusted for accumulated other comprehensive pension income (or loss)).

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Relationship Between CAP and PVP Performance Metrics

The table below shows the relationship betweencompensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our total shareholder return over three fiscal years ending December 31, 2022. As shown in the chart, the PEO and NEO CAP amounts trend similarly to JBT’s TSR. This is primarily due to JBT’s pay for performance philosophy and the use of equity incentives, which are tied to company performance and the stock price.

CAP vs. Total Shareholder Return
Compensation Actually Paid ("CAP") (000'S)
Total Shareholder Return (TRS) Value of Initial Fised $100 Investment
$4,500
$3,500
$2,500
$1,500
$500
-$500
-$1,500
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
-$1,473
$1,632
$456
$102
$4,744
$137
$1,097
$2,847
$82
$762
CAP to Former PEO
CAP to Current PEO
Average CAP to NEO
JBT TSR

The table below shows the relationship betweencompensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our net income over three fiscal years ending December 31, 2022.

CAP vs. Net Income
Compensation Actually Paid ("CAP") (000'S)
Net Income (Millions)
$4,500
$3,500
$2,500
$1,500
$500
-$500
-$1,500
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
-$1,473
$1,632
$456
$4,744
$1,097
$2,847
$762
$109
$118
$131
CAP to Former PEO
CAP to Current PEO
Average CAP to NEO
Net Income ($M)

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Proposal 3 – Say on Pay

The table below shows the relationship betweencompensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our company selected metric – Earning Per Share over three fiscal years ending December 31, 2022.

CAP vs. CSM: Earnings Per Share
Compensation Actually Paid ("CAP") (000'S)
CMS: Earnings Per Share (EPS)
$4,500
$3,500
$2,500
$1,500
$500
-$500
-$1,500
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
2020
2021
2022
-$1,473
$1,632
$456
$3.79
$4,744
$1,097
$3.82
$2,847
$762
$4.81
CAP to Former PEO
CAP to Current PEO
Average CAP to NEO
CSM - EPS

The table below shows the relationship betweenJBT TSR and the TSR of the selected peer group, the S&P 1500 Industrial Machinery comparator group. The TSR is cumulative and depicted as a dollar value assuming $100 was invested as of January 1, 2020.

TSR: JBT vs. Peer Group
Total Shareholder Return
Value of $100 Initial Investment
$160
$140
$120
$100
$80
$60
$40
$20
$0
$102
$115
$137
$140
$82
$120
2020
2021
2022
JBT Cumulative TSR
Peer Group TSR

64	2023 Proxy Statement

Proposal 4 – Frequency of Say on Pay Vote

Election of Directors	FOR each director nominee
Proposal Advisory Vote on Frequency of Solicitation of Advisory Votes on Named Executive Officer Compensation.	Board Recommendation The Board of Directors recommends that you vote FOR approval of the non-binding resolution for an annual frequency for advisory vote on named executive compensation.	√

PROPOSAL SUMMARY

Under the Dodd-Frank Act, stockholders must be given the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on the compensation of our named executive officers at least once every six years. By voting on this proposal, stockholders may indicate whether they prefer that we hold this advisory vote on the compensation of our named executive officers every one, two, or three years. Alternatively, stockholders may abstain from voting on this proposal. We will conduct our next advisory vote on the frequency of our solicitation of advisory votes on our named executive officer compensation at our 2029 Annual Meeting of Stockholders.

The Board of Directors recommends that stockholders vote for holding a Say on Pay vote EVERY ONE YEAR for a number of reasons:

●	An annual Say on Pay advisory vote will allow us to obtain stockholder input on our executive compensation program on a more consistent basis which aligns closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and practices;
●	A one-year frequency provides the highest level of accountability and communication by enabling the Say on Pay advisory vote to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting;
●	A longer period may make it more difficult for the Compensation Committee to understand and respond to the voting results because it may be unclear whether the stockholder advisory vote pertains to the most recent executive compensation information presented in our proxy statement or to pay practices from the previous two years or both;
●	Holding Say on Pay advisory votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

Vote Required

The frequency that receives the greatest number of votes will be the frequency considered to be recommended by our stockholders.

Effect of Proposal

Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors and will not require the Board of Directors or the Compensation Committee to take any specific action regarding the frequency of this advisory vote. The Board of Directors and the Compensation Committee value the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors and the Compensation Committee will carefully consider the outcome of the advisory vote on the frequency with which we solicit Say on Pay votes on our named executive officer compensation and those opinions when making future compensation decisions.

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Proposal 5 – Auditor

Election of Directors	FOR each director nominee
Proposal Ratification of Appointment of Independent Registered Public Accounting Firm for 2023	Board Recommendation The Board of Directors recommends that you vote FOR this proposal ratifying the appointment of PricewaterhouseCoopers LLP.	√

PROPOSAL SUMMARY

PricewaterhouseCoopers LLP (PwC) has served as our independent registered public accounting firm since February 25, 2021 at the conclusion of KPMG LLP’s (‘‘KPMG’’) service. The Audit Committee of the Board of Directors has approved PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board of Directors has directed that we submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting. We are not required to submit the appointment of PwC for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If our stockholders do not ratify the appointment, then the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such an appointment would be in our best interests and that of our stockholders.

For 2021 and 2022, PwC’s fees were as follows:

	$(000s)
	2021	2022
Audit Fees (1)	3,527	3,949
Audit-Related Fees (2)	88	105
Tax Fees (3)	146	68
All Other Fees	13	1
Total	3,774	4,123
(1)	Audit Fees consist of fees for the annual audit of our consolidated financial statements, foreign statutory audits and reviews of interim financial statements in our Quarterly Reports on Form 10‑Q.
(2)	Audit-Related Fees are assurance and related services that are traditionally performed by the independent auditor.
(3)	Tax Fees consist of fees for compliance, consultation and planning with respect to various corporate tax matters.

Note: For 2021, KPMG’s total fees were $840,000 comprised of audit fees of $690,000 and audit related fees of $150,000.

The Audit Committee of the Board of Directors considered the effect of PwC’s non-audit services in assessing PwC’s independence and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee of the Board of Directors reviews all relationships between PwC and us, including the provision of non-audit services which have an increased potential of impairing the auditor’s independence. The Audit Committee pre-approved all audit and non-audit services provided by KPMG and PwC summarized in the tables above during 2021 and 2022, as applicable.

We have been advised by PwC that it will have a representative in attendance at the Annual Meeting through the virtual meeting website. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

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Proposal 5 – Auditor

Vote Required

For this proposal to be approved by stockholders, at least a majority of the votes present at the Annual Meeting virtually or by proxy and entitled to vote on the matter must be voted in its favor. Abstentions will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a vote against this proposal. Brokers may vote uninstructed shares on this proposal, so there will be no broker non-votes.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate this report by specific reference.

The Company’s management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. As part of the Audit Committee’s oversight function, the Audit Committee has:

●	Reviewed and discussed the Company’s annual audited consolidated financial statements and related schedules, the results of management’s assessment of internal control over financial reporting and quarterly financial statements with management and PwC, the Company’s independent registered public accounting firm for 2022;
●	Reviewed related matters and disclosure items, including the Company’s earnings releases, and performed its regular review of critical accounting policies and the processes by which the Company’s chief executive officer and chief financial officer certify the information contained in its quarterly and annual filings;
●	Reviewed with the independent auditor the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission relating to the conduct of the audit; and
●	Received the written communication from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC their independence and related matters.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and related schedule and management’s assessment of effectiveness of internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The preceding report has been furnished by the following members of the Audit Committee:

Barbara L. Brasier, Chair
C. Maury Devine
Charles L. Harrington
Emmanuel Lagarrigue

2023 Proxy Statement	67

SECURITY OWNERSHIP OF JOHN BEAN TECHNOLOGIES CORPORATION

MANAGEMENT OWNERSHIP

The following table shows, as of March 17, 2023, the number of shares of our Common Stock beneficially owned by each of our directors, each of our named executive officers, and all directors and executive officers as a group.

	Beneficial Ownership on
	March 17, 2023
	Common Stock of John Bean	Percent of
Name	Technologies Corporation	Class (1)
Barbara L. Brasier (2)	4,719	*
David C. Burdakin (2)	37,291	*
Brian A. Deck (2)	56,908	*
C. Maury Devine (3)	45,549	*
Alan D. Feldman (3)	60,315	*
Carlos Fernandez (3)	21,627	*
Charles L. Harrington (3)	2,335	*
Lawrence V. Jackson (3)	4,824	*
Polly B. Kawalek (3)	67,003	*
Emmanuel Lagarrigue (3)	7,808	*
James L. Marvin (3)	11,256	*
Matthew J. Meister (3)	2,289	*
Robert J. Petrie (3)	1,978	*
All directors and executive officers as a group (18 persons) (2)(3)	304,663	*
(1)	Percentages are calculated on the basis of the number of outstanding shares plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of March 17, 2023. An asterisk in this column indicates that the individual’s beneficial ownership is less than one percent of our outstanding Common Stock.
(2)	Includes shares (i) owned by the individual and (ii) RSUs credited to individual accounts of non-employee directors under the Incentive Compensation Plan (see “Information about the Board of Directors—Director Compensation”) that will vest within 60 days of March 18, 2022. The shares included in item (ii) consist of the following RSUs that will vest on May 1, 2023: Ms. Brasier, 1,145; Ms. Devine, 1,145; Mr. Feldman, 1,145; Mr. Harrington, 2,335; Mr. Jackson, 1,527; Mr. Lagarrigue, 1,908; and Ms. Kawalek, 1,908. These shares are also included in the shares reported for all non-employee directors and executive officers as a group. Non-employee directors who meet the ownership criteria may elect to have these shares distributed at the time of vesting, which is one year after grant date. Non-employee directors have no power to vote or dispose of shares underlying the RSUs until they are distributed upon either the vesting date or at the time of cessation of their service on the Board of Directors. Until such distribution, these non-employee directors have an unsecured claim against us for such units. None of the non-employee directors hold any options to acquire shares of our Common Stock.
(3)	Includes (i) shares owned by the individual; and (ii) RSUs that will vest within 60 days of March 18, 2022. The shares included in item (ii) consist of the following RSUs that will vest on May 14, 2023: Mr. Burdakin, 1,222; Mr. Deck, 2,222; Mr. Fernandez, 1,138; Mr. Marvin, 903; Mr. Meister, 292; and Mr. Petrie 340. These shares, other than Mr. Fernandez’s shares, are also included in the shares reported for all non-employee directors and executive officers as a group. Mr. Fernandez was not an executive officer on March 17, 2023.

68	2023 Proxy Statement

Security Ownership of John Bean Technologies

OTHER SECURITY OWNERSHIP

The table below lists the persons known by us to beneficially own more than five percent of our Common Stock, based on the most recent holdings reported by our stockholders on Schedule 13G.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (1)
BlackRock, Inc. (2)	5,462,027	(2)	17.10%
55 East 52nd Street
New York, NY 10055

The Vanguard Group (3)	3,619,838	(3)	11.05%
100 Vanguard Boulevard
Malvern, PA 19355

Champlain Investment Partners, LLC (4)	1,620,170	(5)	5.09%
180 Battery Street
Burlington, VT 05401

(1)	Percentages are calculated on the basis of the amount of our outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of December 31, 2022.
(2)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2023, BlackRock, Inc. reported sole voting power over 5,425,785 of such shares, sole dispositive power over 5,462,027 of such shares and no shared voting power nor shared dispositive power as of December 31, 2022.
(3)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023, The Vanguard Group reported shared voting power over 53,146 of such shares, sole dispositive power over 3,434,777 of such shares, shared dispositive power over 185,061 of such shares and no sole voting power as of December 31, 2022.
(4)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2023, Champlain Investment Partners, LLC reported sole voting power over 1,235,775 of such shares, sole dispositive power over 1,620,170 of such shares, and no shared voting power or shared dispositive power as of December 31, 2022.

2023 Proxy Statement	69

OTHER MATTERS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of forms filed and information provided by our officers and directors to us, we believe that all Section 16(a) reporting requirements were fully met during 2022

CODE OF ETHICS

Our Code of Business Conduct and Ethics, which is applicable to all of our principal executive and financial officers, our directors and our employees generally, may be found on our website under Corporate Governance at https://ir.jbtc.com/leadership/board-of-directors, and is also available in print (without charge) to any stockholder upon request. A request should be directed to John Bean Technologies Corporation at our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Executive Vice President, General Counsel. We have established a hotline for employees to report violations of Company policies on an anonymous basis. Reports of possible violations of financial or accounting policies made to the hotline are directed to our Vice President of Internal Audit and/or the chair of the Audit Committee.

PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may make proposals to be considered at the 2024 Annual Meeting. To be included in the proxy statement and form of proxy for the 2024 Annual Meeting, stockholder proposals must be received not later than December 2, 2023, at our principal executive offices at John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Executive Vice President, General Counsel.

To properly bring other business before the Annual Meeting, a stockholder must deliver written notice thereof, setting forth the information specified in our By-laws, to the Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that such other business must otherwise be a proper matter for stockholder action. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, a stockholder must deliver notice not earlier than the 120th day prior to such Annual Meeting and not later than the later of (a) the 90th day prior to such Annual Meeting and (b) the 10th day following the day on which we first make public announcement of the date of such meeting. To properly bring business before the 2024 Annual Meeting, we must receive notice at our principal executive offices no earlier than January 13, 2024 and no later than February 12, 2024. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to John Bean Technologies Corporation, c/o the Executive Vice President, General Counsel at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602.

In addition to complying with the requirements set forth in our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934.

70	2023 Proxy Statement

Others Matters

EXPENSES RELATING TO THE PROXY SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by our Company. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to aid in the solicitation. For these and other related advisory services, we will pay Morrow Sodali LLC a fee of $5,500 and reimburse it for certain out of pocket costs. In addition, our officers, directors and employees may solicit proxies by telephone or in person without additional compensation for those activities. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and our transfer agent and its affiliates for reasonable out-of-pocket expenses in forwarding such materials to beneficial owners and obtaining the proxies of such owners.

James L. Marvin
Executive Vice President, General Counsel and Assistant Corporate Secretary

2023 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT OUR 2023 ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The Board of Directors (the “Board”) of John Bean Technologies Corporation (“JBT Corporation” or the “Company,” “we,” “us” or “our”) is soliciting proxies for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of that meeting.

As permitted by Securities and Exchange Commission rules, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a notice by mail or electronically delivered by e-mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice or e-mail instructs you on how to access and review all of the important information contained in this Proxy Statement and Annual Report through the Internet. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail or e-mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the notice or e-mail.

WHAT AM I VOTING ON?

The agenda for the Annual Meeting is to:

●	Re-elect three directors: Barbara L. Brasier, Brian A. Deck and Polly B. Kawalek;
●	Approve a proposal to amend and restate our Certificate of Incorporation to initiate a phased-in declassification of our Board of Directors;
●	Approve on an advisory basis a non-binding resolution regarding the compensation of our named executive officers as described in this Proxy Statement;
●	Approve on an advisory basis a non-binding resolution regarding the frequency with which we solicit a non-binding resolution regarding the compensation of our named executive officers;
●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and
●	Conduct any other business properly brought before the meeting and any adjournment or postponement thereof.

WHO CAN VOTE?

You can vote at the Annual Meeting if you were a holder of John Bean Technologies Corporation common stock (“Common Stock”) as of the close of business on March 17, 2023, which is the record date. Each share of Common Stock is entitled to one vote. As of March 17, 2023, there were 31,819,594 shares of Common Stock outstanding and entitled to vote. The shares you may vote include those held directly in your name as a stockholder of record and shares held for you as a beneficial owner through a broker, bank or other nominee.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their name. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy to the persons appointed by us or to vote electronically during the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record

72	2023 Proxy Statement

Questions and Answers About our 2023 Annual Meeting

with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting on the virtual meeting website. However, if you are not a stockholder of record, you may not vote these shares electronically during the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the stockholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at our corporate offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602.

HOW DO I VOTE?

On March 31, 2023, we began to mail to our stockholders of record as of the close of business on March 17, 2023, either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these proxy materials. As permitted by Securities and Exchange Commission rules, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the Internet.

If you received a notice of electronic availability, then you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card. Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting on the virtual meeting website. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other nominee. You may vote your shares in one of the following ways:

Internet Visit the website noted on your proxy card to vote online.	Phone Use the toll-free telephone number noted on your proxy card to vote by telephone.	Mail Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	During the Meeting Cast your vote on the meeting website during the Annual Meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m. Central Time on May 12, 2023. If you vote by telephone or through the Internet, you do not have to return a proxy card.

WHO COUNTS THE VOTES?

Our Board of Directors will designate individuals to serve as inspectors of election for the Annual Meeting. The inspectors will determine the number of shares outstanding and the number of shares represented at the Annual Meeting. They will also determine the validity of proxies and ballots, count all of the votes and determine the results of the actions taken at the Annual Meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote electronically during the meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our outstanding shares of Common Stock as of March 17, 2023, must be present virtually or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

2023 Proxy Statement	73

Questions and Answers About our 2023 Annual Meeting

WHAT IS A BROKER NON-VOTE?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote the shares, the broker may return a proxy card without voting on that proposal. This is known as a broker non-vote.

Proposals 1, 2, 3 and 4 are not routine matters, and, therefore, your bank or broker may not vote your uninstructed shares on Proposals 1, 2, 3 and 4 on a discretionary basis. If you hold your shares in street name (through a bank, broker or other nominee) it is critical that you cast your vote if you want it counted on Proposals 1, 2, 3 and 4. As a result, if you hold your shares in street name, and you do not instruct your bank or broker how to vote on Proposals 1 , 2, 3 and 4, no votes will be cast on those Proposals on your behalf. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on Proposal 5, the ratification of the appointment of our auditor, even if the broker does not receive voting instructions from you.

WHAT IS REQUIRED TO APPROVE THE PROPOSALS?

The table below summarizes the voting requirements and the effects of broker non-votes and abstentions on each of the proposals to be voted upon at the Annual Meeting.

Proposal	Required Approval	Broker Non-Votes	Abstentions
Election of 3 directors	Majority of Votes Cast	No Effect	No Effect

Approval of proposed amendment and restatement of our Certificate of Incorporation to declassify our Board of Directors	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	No Effect	Will Act as Vote Against

Approval, on an advisory basis, of a non-binding resolution regarding the compensation of our named executive officers	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	No Effect	Will Act as Vote Against

Approval, on an advisory basis, of a non-binding resolution regarding the frequency of which we seek an advisory vote on the compensation of our named executive officers	Frequency receiving the greatest number of votes will be considered to be the stockholders’ recommendation	No Effect	No Effect

Ratification of our Audit Committee’s appointment of PwC LLP as our independent public accounting firm for 2023	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	N/A	Will Act as Vote Against

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

As of the date this Proxy Statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders designated on proxy cards or designated in the other voting instructions you have submitted will have the discretion to vote on those matters for you.

74	2023 Proxy Statement

Questions and Answers About our 2023 Annual Meeting

CAN I ACCESS THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2022 ANNUAL REPORT ON THE INTERNET?

The Notice of Annual Meeting, Proxy Statement and 2022 Annual Report may be viewed and downloaded from the website www.proxyvote.com using the control number provided to access site.

CAN I REVOKE A PROXY AFTER I SUBMIT IT?

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

●	Delivering a written notice revoking your proxy to our Corporate Secretary at our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602 prior to the cut-off for voting;
●	Delivering a properly executed, later-dated proxy prior to the cut-off for voting;
●	Voting again by telephone or through the Internet in accordance with the instructions provided to you for voting your shares prior to the cut-off for voting; or
●	Attending the Annual Meeting and voting electronically.

HOW CAN I ATTEND THE VIRTUAL ANNUAL MEETING?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder as of March 17, 2023, the record date for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/JBT2023 and using your 16‐digit control number to enter the meeting. If your shares are in the name of your broker or bank, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker or bank or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the virtual Annual Meeting.

2023 Proxy Statement	75

Appendix A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JOHN BEAN TECHNOLOGIES CORPORATION

JOHN BEAN TECHNOLOGIES CORPORATION, a corporation organized and existing under the Laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The present name of the Corporation is “John Bean Technologies Corporation.” The Corporation was originally incorporated under the name “Frigoscandia, Inc.” and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 12, 1994. ~~Since~~Upon the April 30, 2002 filing of a Certificate of Ownership and Merger and until the filing of an Amended and Restated Certificate of Incorporation of the Corporation on April 28, 2008, the Corporation ~~has been~~was named FMC FoodTech Inc.
2.	This Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors and the stockholders of the Corporation.
3.	Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of this Corporation.
4.	The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

John Bean Technologies Corporation

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1.The Corporation shall be authorized to issue 140,000,000 shares of capital stock, of which 120,000,000 shares shall be shares of Common Stock, $0.01 par value (“Common Stock”), and 20,000,000 shares shall be shares of Preferred Stock, $0.01 par value (“Preferred Stock”).

2023 Proxy Statement	A-1

Section 2.Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized by resolution or resolutions to fix the voting powers and dividends, if any, designations, powers, preferences, and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

Section 3.Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

~~ARTICLE V~~

~~Section 1.In anticipation of the possibility (i) that the Corporation will not be a wholly-owned subsidiary of FMC Technologies, Inc. and that FMC Technologies, Inc. may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of FMC Technologies, Inc., (iii) that the Corporation and FMC Technologies, Inc. may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with FMC Technologies, Inc. (including possible service of officers and directors of FMC Technologies, Inc. as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation as they may involve FMC Technologies, Inc. and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~

~~Section 2.Except as may be otherwise provided in a written agreement between the Corporation and FMC Technologies, Inc., FMC Technologies, Inc. shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither FMC Technologies, Inc. nor any officer or director thereof (except as provided in Section 3 of this Article V) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of FMC Technologies, Inc. In the event that FMC Technologies, Inc. acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both FMC Technologies, Inc. and the Corporation, FMC Technologies, Inc. shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that FMC Technologies, Inc. pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.~~

~~Section 3.In the event that a director or officer of the Corporation who is also a director or officer of FMC Technologies, Inc. acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and FMC Technologies, Inc., such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:~~

~~(a)a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of FMC Technologies, Inc., shall belong to the Corporation;~~

~~(b)a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of FMC Technologies, Inc. shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to FMC Technologies, Inc.; and~~

A-2	2023 Proxy Statement

~~(c)a corporate opportunity offered to any person who is an officer of both the Corporation and FMC Technologies, Inc. shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to FMC Technologies, Inc.~~

~~Section 4.Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.~~

~~Section 5.For purposes of this Article V only:~~

~~(a)A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Amended and Restated By-Laws ("By-Laws") of the Corporation), unless such person is an employee of the Corporation; and~~

~~(b)The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "FMC Technologies, Inc." shall mean FMC Technologies, Inc., a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which FMC Technologies, Inc. beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.~~

~~Section 6.Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article V shall terminate, expire and have no further force and effect on the date that (i) FMC Technologies, Inc. ceases to beneficially own Common Stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of FMC Technologies, Inc. Neither the alteration, amendment, termination, expiration or repeal of this Article V nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.~~

ARTICLE V~~ARTICLE VI~~

Section 1.Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors.

Section 2.Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 3.~~The~~ Prior to the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”), the directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. ~~Class I shall be initially elected for a term~~Directors elected at the annual meeting of stockholders held in 2023 shall serve out their three-year terms, and they and any successors shall stand for re-election to a one-year term at the 2026 Annual Meeting; directors with terms expiring at the annual meeting of stockholders to be held in ~~2009, Class II shall be initially elected for a term~~ 2024 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a two-year term at the annual meeting of stockholders to be held in 2024; and directors with terms expiring at the annual meeting of stockholders to be held in ~~2010, and Class III shall be initially elected for a~~2025 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders to be held in 2025~~2011~~. Members of each

2023 Proxy Statement	A-3

class shall hold office until their successors are elected and qualified. ~~At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting~~ Commencing with the 2026 Annual Meeting and at all subsequent annual meetings of stockholders, all directors shall be elected for a term ~~expiring~~of office to expire at the next succeeding annual meeting of stockholders ~~held in the third year following the year of their election. In~~, with each such director to hold office until their successor shall be elected and qualified, or their earlier death, resignation, retirement, disqualification or removal from office, and there shall no longer be any director class designation. Until the 2026 Annual Meeting, in case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

Section 4.Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, any director or the entire Board of Directors may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 80 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE VI~~ARTICLE VII~~

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any By-Laws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the affirmative vote of the holders of at least 80 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws.

ARTICLE VII~~ARTICLE VIII~~

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the affirmative vote of not less than 80 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Article V, Article VI, ~~Article VII, Article X,~~ Article IX and this sentence of this Certificate of Incorporation.

A-4	2023 Proxy Statement

ARTICLE VIII~~ARTICLE IX~~

Section 1.A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2.Indemnification and Insurance.

(a)Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal

2023 Proxy Statement	A-5

counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE IX~~ARTICLE X~~

~~Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that at such time as FMC Technologies, Inc. and its affiliates cease to beneficially own 50 percent or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any~~Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

~~ARTICLE XI~~

~~The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware until the first date on which FMC Technologies, Inc. and its affiliates cease to beneficially own 15 percent or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, at which time Section 203 of the General Corporation Law of the State of Delaware shall apply to the Corporation.~~

A-6	2023 Proxy Statement

IN WITNESS WHEREOF, John Bean Technologies Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by James L. Marvin, its Executive Vice President, General Counsel and Assistant Corporate Secretary, this ~~28th day of April, 2008~~ [__th day of _______], 2023.

__________________________________

Name:James L. Marvin

Title: Executive Vice President, General Counsel and Assistant Corporate Secretary

2023 Proxy Statement	A-7

John Bean Technologies Corporation 70 West Madison Street Suite 4400 Chicago, Illinois 60602	Notice of Annual Meeting of Stockholders May 12, 2023 and Proxy Statement John Bean Technologies Corporation

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! ! ! V03083-P88648 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! JOHN BEAN TECHNOLOGIES CORPORATION Nominees: 3. Approve, on an advisory basis, a non-binding resolution regarding the compensation of the company's named executive officers. 4 Approve, on an advisory basis, a non-binding resolution regarding the frequency of future advisory votes regarding the compensation of the company's named executive officers. NOTE: Such other matters that may properly come before the Annual Meeting or at any postponement or adjournment thereof. 2. Approve the amendment and restatement of the company's certificate of incorporation to declassify the company's Board of Directors. 5. Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2023. The Board of Directors recommends you vote FOR proposals 2 and 3, EVERY YEAR for proposal 4, and FOR for proposal 5. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors The Board of Directors recommends you vote FOR the following: JOHN BEAN TECHNOLOGIES CORPORATION ATTN: JAMES L. MARVIN 70 WEST MADISON STREET SUITE 4400 CHICAGO, IL 60602 1c. Polly B. Kawalek 1a. Barbara L. Brasier 1b. Brian A. Deck EVERY THREE YEARS EVERY YEAR EVERY TWO YEARS ABSTAIN ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/JBT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V03084-P88648 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com. JOHN BEAN TECHNOLOGIES CORPORATION Annual Meeting of Stockholders May 12, 2023 9:30 AM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Brian A. Deck, Matthew J. Meister and Noah N. Popp, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JOHN BEAN TECHNOLOGIES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, CDT on May 12, 2023, via live webcast at www.virtualshareholdermeeting.com/JBT2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side